SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. _____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                              Dominion Homes, Inc.
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ____________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:

            ____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:____________________

      (5)   Total fee paid:_____________________________________________________

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid: ____________________________________________

      (2)   Form, Schedule or Registration Statement No.: ______________________

      (3)   Filing Party: ______________________________________________________

      (4)   Date Filed: ________________________________________________________

                              DOMINION HOMES, INC.
                                5501 Frantz Road
                                 P. O. Box 7166
                             Dublin, Ohio 43017-0766

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 6, 2003

      Notice is hereby given that the 2003 Annual Meeting of Shareholders ("Annual Meeting") of Dominion Homes, Inc. (the "Company") will be held at the Embassy Suites Hotel at 5100 Upper Metro Place, Dublin, Ohio, 43017, on Tuesday, May 6, 2003, at 10:00 a.m. local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

      1. To elect five directors. The nominees of the Board of Directors to serve as Class I directors are Douglas G. Borror, Jon M. Donnell, Zuheir Sofia and C. Ronald Tilley. The nominee of the Board to serve as a Class II director is Carl A. Nelson, Jr.

      2. To act on a proposal to adopt the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 21, 2003, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

      You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

      If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

      Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                  By Order of the Board of Directors


                                  Robert A. Meyer, Jr.
                                  Secretary

Dublin, Ohio

April 4, 2003

                              DOMINION HOMES, INC.

                                 PROXY STATEMENT

      This Proxy Statement and the accompanying form of Proxy and Notice of Annual Meeting of Shareholders are furnished to holders of common shares, without par value (the "Common Shares"), of Dominion Homes, Inc. (the "Company," "we," "us," or "our") in connection with the solicitation by our Board of Directors (the "Board") of proxies to be used at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") and at any postponements or adjournments thereof. The Annual Meeting will be held on Tuesday, May 6, 2003, at 10:00 a.m., local time, at the Embassy Suites Hotel at 5100 Upper Metro Place, Dublin, Ohio, 43017. This Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders, together with our Annual Report to Shareholders for the fiscal year ended December 31, 2002, are first being mailed to shareholders on or about April 4, 2003.

      The Annual Meeting is being held for the following purposes:

      1. To elect five directors. The nominees of the Board of Directors to serve as Class I directors are Douglas G. Borror, Jon M. Donnell, Zuheir Sofia and C. Ronald Tilley. The nominee of the Board to serve as a Class II director is Carl A. Nelson, Jr.

      2. To act on a proposal to adopt the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The close of business on March 21, 2003 has been fixed as the record date for the determination of our shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, we had 8,061,191 Common Shares issued and outstanding. Holders of Common Shares as of the record date are entitled to one vote per share for the election of directors, upon each of the proposals described above and upon any other matters that may properly be brought before the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the Common Shares issued and outstanding as of the record date is necessary to constitute a quorum at the Annual Meeting.

      The address of our principal executive offices is 5501 Frantz Road, Dublin, Ohio 43017.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

      The following table sets forth, as of March 21, 2003, certain information with respect to persons known to us to be the beneficial owners of more than five percent (5%) of the outstanding Common Shares.

                                             Number of Common Shares Beneficially Owned
                                             ------------------------------------------
                           Sole Voting
                               and           Shared Voting                        Shared
   Name and Address of      Investment      and Investment    Sole Voting       Investment                    Percent
     Beneficial Owner         Power              Power        Power Only        Power Only        Total     of Class (1)
------------------------------------------------------------------------------------------------------------------------
 Donald A. Borror (2)         30,000         3,920,424 (4)            --         37,547 (5)      3,987,971      49.5%
 Douglas G. Borror (2)        77,000 (3)     3,920,424 (4)            --         11,443 (5)      4,008,867      49.7%
 David S. Borror (2)          11,040         3,920,424 (4)            --             --          3,931,464      48.8%
 Terry E. George (2)          23,000         3,920,424 (4)            --             --          3,943,424      48.9%
 BRC Properties Inc.       3,920,424 (4)            --                --             --          3,920,424      48.6%
   5501 Frantz Rd.
   Dublin, Ohio 43017
 BRC Properties Inc.              --         3,920,424 (4)            --             --          3,920,424      48.6%
   Donald A. Borror
    Douglas G. Borror,
   David S. Borror and
   Terry E. George, as
      a group
 FMR Corp.                        --                --                --        812,900 (6)        812,900      10.1%
   82 Devonshire Street
   Boston, MA 02109
 Fidelity Low Priced              --                --           812,900 (6)         --            812,900      10.1%
 Stock Fund
   82 Devonshire Street
   Boston, MA 02109

----------
(1) Percent of class is based upon the sum of 8,061,191 Common Shares outstanding as of March 21, 2003, and the number of Common Shares as to which the person has the right to acquire beneficial ownership upon the exercise of options exercisable within sixty (60) days of March 21, 2003.

(2) These individuals may be contacted at our address, 5501 Frantz Road, P.O. Box 7166, Dublin, Ohio 43017-0766.

(3) Includes 30,000 restricted Common Shares awarded October 22, 2002, which restricted Common Shares shall vest, if at all, upon the lapse of a period of five (5) years from the date of award, the Company having shareholders' equity of not less than $175,000,000, and Mr. Borror continuing to be an employee of the Company as of such date.

(4) Share total is based on information provided to us by BRC Properties Inc. ("BRC"). By virtue of their ownership and/or control of BRC, each of Donald A. Borror Douglas G. Borror, David S. Borror and Terry E. George may be deemed to beneficially own the Common Shares owned by BRC, but each has disclaimed beneficial ownership of the Common Shares owned by BRC. See "Certain Relationships and Related Transactions-Description and Ownership of BRC."

(5) Consists of Common Shares held by The Principal Group, as trustee of the Dominion Homes, Inc. Retirement Plan and Trust (the "Retirement Plan and Trust"), which Common Shares are voted by the trustee.

(6) Information is based on an Amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. According to the Schedule 13G, Fidelity Management & Research Company

      ("Fidelity") is a wholly-owned subsidiary of FMR Corp. ("FMR") and an investment adviser under the Investment Advisers Act of 1940. Fidelity is an investment adviser to Fidelity Low Priced Stock Fund (the "Fund"), which is the reported owner of the 812,900 Common Shares listed above. Edward C. Johnson 3d (Chairman of FMR), FMR (through its control of Fidelity) and the Fund each has the power to dispose of the 812,900 Common Shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the Common Shares, which power resides with the Fund. Fidelity carries out the voting of the Common Shares under written guidelines established by the Fund. Members of the Edward C. Johnson 3d family (including Edward C. Johnson 3d and Abigail Johnson) may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR Corp.

Management

      The following table sets forth, as of March 21, 2003, certain information with respect to the number of Common Shares beneficially owned by each of our directors (including nominees) and executive officers and by all of our directors (including nominees) and executive officers as a group:

                                    Number of Common Shares Beneficially Owned
                                    ------------------------------------------

                                  Sole Voting         Shared Voting        Shared
     Name and Address of        and Investment        and Investment     Investment                          Percent
       Beneficial Owner              Power                Power          Power Only        Total          of Class (1)
----------------------------------------------------------------------------------------------------------------------
 Donald A. Borror (2)              30,000(5)          3,924,424 (4)        37,547        3,987,971 (4)       49.5%
 Douglas G. Borror (2)             77,000 (3)         3,924,424 (4)        11,443 (5)    4,008,867 (4)       49.7%
 David S. Borror (2)               11,040             3,924,424 (4)            --        3,931,464 (4)       48.8%
 Terry E. George (2)               23,000             3,924,424 (4)            --        3,943,424 (4)       48.9%
 Pete A. Klisares                  13,486 (6)                --                --           10,000              *
   1660 Northwest
   Professional Plaza
   Suite C
   Columbus, OH 43220
 Gerald E. Mayo                    11,000 (6)                --                --           11,000              *
   51 Brams Point Road
   Hilton Head, SC 29926
 Carl A. Nelson, Jr.                 --                      --                --               --            0.0%
    1740 Arlington Avenue
    Columbus, OH 43212
 Zuheir Sofia                        --                      --                --               --            0.0%
    41 South High Street
    Suite 2330
    Columbus, OH 43215
 C. Ronald Tilley                  16,617 (6)                --                --           13,500              *
   900 Gatehouse Lane
   Worthington, OH 43235
 Jon M. Donnell (2)               131,772 (7)(8)             --                --          131,772            1.6%
 Robert A. Meyer, Jr. (2)          49,451 (9)                --                --           49,451              *
 Peter J. O'Hanlon (2)             19,303 (10)               --                --           19,303              *
 All directors and                382,669             3,920,424 (4)        48,990        4,352,083           53.8%
   executive officers as
   a group (12 persons) (11)

----------
*Represents less than 1% of class.

(1) Percent of class is based upon the sum of 8,061,191 Common Shares outstanding as of March 21, 2003, and the number of Common Shares as to which the person has the right to acquire beneficial ownership upon the exercise of options exercisable within sixty (60) days of March 21, 2003.

(2) These individuals may be contacted at our address, 5501 Frantz Road, P.O. Box 7166, Dublin, Ohio 43017-0766.

(3) Includes 30,000 restricted Common Shares awarded October 22, 2002, which restricted Common Shares shall vest, if at all, upon the lapse of a period of five (5) years from the date of award, the Company having shareholders' equity of not less than $175,000,000, and Mr. Borror continuing to be an employee of the Company as of such date.

(4) Share total is based on information provided to us by BRC. By virtue of their ownership and/or control of BRC, each of Donald A. Borror, Douglas
      G. Borror, David S. Borror and Terry E. George may be deemed to beneficially own the Common Shares owned by BRC, but each has disclaimed beneficial ownership of the Common Shares owned by BRC. See "Certain Relationships and Related Transactions-Description and Ownership of BRC."

(5) Consists of Common Shares held by The Principal Group, as trustee of the Retirement Plan and Trust, which Common Shares are voted by the trustee.

(6) Includes, in the case of Messrs. Klisares, Mayo and Tilley, 10,000, 2,500 and 12,500 Common Shares, respectively, which can be acquired upon the exercise of options which are exercisable within sixty (60) days of March 21, 2003.

(7) Includes 25,000 restricted Common Shares awarded October 22, 2002, which restricted Common Shares shall vest, if at all, upon the lapse of a period of five (5) years from the date of award, the Company having shareholders' equity of not less than $175,000,000, and Mr. Donnell continuing to be an employee of the Company as of such date.

(8) Includes 4,000 Common Shares which can be acquired upon the exercise of options which are exercisable within sixty (60) days of March 21, 2003.

(9) Includes 1,500 Common Shares which can be acquired upon the exercise of options which are exercisable within sixty (60) days of March 21, 2003

(10) Includes 15,000 restricted Common Shares awarded October 22, 2002, which restricted Common Shares shall vest, if at all, upon the lapse of a period of five (5) years from the date of award, the Company having shareholders' equity of not less than $175,000,000, and Mr. O'Hanlon continuing to be an employee of the Company as of such date.

(11) In computing the aggregate number of Common Shares held by the group, the same Common Shares were not counted more than once.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

      The following table sets forth, for the three years ended December 31, 2002, cash and non-cash compensation we paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers who served as such during 2002 (collectively, the "Named Executive Officers") for services rendered in all capacities by such persons:

                           Summary Compensation Table

                                                           Annual Compensation                     Long Term Compensation
                                           ----------------------------------------------------------------------------------
                                                                             Other Annual       Restricted        All Other
Name and                                   Salary          Bonus (1)       Compensation (2)    Stock Awards     Compensation
Principal Position             Year          ($)              ($)                ($)                ($)              ($)
-----------------------------------------------------------------------------------------------------------------------------
Donald A. Borror               2002        $250,000     $  275,000            $ 53,639 (3)                      $    816 (4)
   Chairman Emeritus           2001        $250,000     $  275,000                                              $    816 (4)
                               2000        $250,000     $  260,000                                              $  2,781

Douglas G. Borror              2002        $525,000     $1,450,000 (5)        $165,966 (7)    $453,000 (10)     $161,925 (11)
   Chairman and CEO            2001        $480,000     $1,000,000 (5)        $130,770 (7)                      $153,641 (12)
                               2000        $440,000     $  700,000            $105,370 (7)                      $153,160 (13)

Jon M. Donnell (11)            2002        $420,000     $1,105,000 (6)        $128,012 (8)    $377,500 (10)     $ 96,760 (11)
   President and COO           2001        $400,000     $  725,000 (6)        $ 64,572 (8)                      $ 91,547 (12)
                               2000        $360,000     $  500,000                                              $ 90,840 (13)

David S. Borror                2002        $250,000     $  417,000            $102,127 (9)                      $ 42,760 (11)
  Executive VP                 2001        $240,000     $  330,000            $ 56,559 (9)                      $ 40,649 (12)
                               2000        $225,000     $  275,000                                              $ 39,690 (13)

Robert A. Meyer, Jr.           2002        $175,000     $  267,000                                              $ 36,760 (11)
   Sr. V.P., General           2001        $175,000     $  200,000                                              $ 34,774 (12)
   Counsel and Secretary       2000        $160,000     $  150,000                                              $ 33,960 (13)

----------
(1) Includes amounts deferred by the Named Executive Officer pursuant to the Amended and Restated Dominion Homes, Inc. Executive Deferred Compensation Plan (the "Executive Deferred Compensation Plan").

(2) Perquisites and other personal benefits did not exceed applicable thresholds except as specifically set forth.

(3)   Includes $25,798 attributable to personal use of our property.

(4) Includes for 2002 and 2001, $816 paid by us for coverage under our Group Life Insurance Program for all employees.

(5) For 2002, includes Mr. Borror's 2002 bonus of $1,450,000, all of which will be paid in 2003. For 2001, includes Mr. Borror's 2001 bonus of $1,000,000 of which $400,000 was paid in 2002.

(6) For 2002, includes Mr. Donnell's 2002 bonus of $1,105,000, all of which was paid in 2002. For 2001, includes Mr. Donnell's 2001 bonus of $725,000, of which $275,000 was paid in 2002.

(7)   Includes $100,466 for 2002, $49,302 for 2001 and $47,002 for 2000,
      attributable to personal use of Company property. Also includes $32,434 for 2002 and $47,138 for 2001, attributable to payment of personal expenses of Mr. Borror on business related trips.

(8)   Includes $95,823 for 2002, $45,045 for 2001 and $40,320 for 2000,
      attributable to personal use of Company property.

(9) Includes $78,196 for 2002 and $42,312 for 2001, attributable to personal use of Company property.

(10) On October 22, 2002, Mr. Borror was granted 30,000 restricted Common Shares and Mr. Donnell was granted 25,000 restricted Common Shares. The restricted Common Shares were valued at $15.10, the closing price of the shares on October 21, 2002. The Common Shares are restricted until we meet certain adjusted shareholders' equity requirements and the employees meet certain employment requirements.

(11) Includes for 2002, the value of premiums paid for split-dollar life insurance coverage under our Split Dollar Plan (the "Split Dollar Plan") (Mr. Douglas Borror: $150,000, Mr. Donnell: $85,000, Mr. David Borror:
      $31,000 and Mr. Meyer: $25,000). Does not include reimbursements made to the executive officers pursuant to the Company's discontinuation of the split dollar plan arrangement. The Split Dollar Plan is discussed in greater detail under "Report of Compensation Committee on Executive Compensation- Long-Term Incentive Compensation-Split Dollar Plan." Also includes for 2002, amounts we paid for coverage under our Group Life Insurance Program for all employees of $1,260 for each of the Named Executive Officers, our matching contributions under the Retirement Plan and Trust of $8,000 for each of the Named Executive Officers and our matching contributions under the Executive Deferred Compensation Plan of $2,500 for each of the Named Executive Officers.

(12) Includes for 2001, the value of premiums paid for split-dollar life insurance coverage under the Split Dollar Plan (Mr. Douglas Borror:
      $143,081, Mr. Donnell: $80,987, Mr. David Borror: $30,089 and Mr. Meyer $24,214). Also includes for 2001, amounts we paid for coverage under the Company's Group Life Insurance Program for all employees of $1,260 for each of the Named Executive Officers, our matching contributions under the Retirement Plan and Trust of $6,800 for each of the Named Executive Officers and our matching contributions under the Executive Deferred Compensation Plan of $2,500 for each of the Named Executive Officers.

(13) Includes for 2000, the value of premiums paid for split-dollar life insurance coverage under the Split Dollar Plan (Mr. Douglas Borror:
      $143,500, Mr. Donnell: $81,300, Mr. David Borror: $30,450 and Mr. Meyer:
      $24,300).

Change in Control

      Various of our benefit plans and arrangements include provisions that become effective upon a "change in control." Under these plans and arrangements, a "change in control" will be deemed to have occurred upon the occurrence of any of the following events:

      1) Douglas Borror and David Borror both cease to be members of the Board; or

      2) Any direct or indirect acquisition by a person or group, directly or indirectly, of our securities representing more than 40 percent of the combined voting power of our then outstanding securities; provided, however, that a "person" or "group" will not include:

            a)    the Company;

            b)    any entity under common control with the Company;

            c) BRC or any of its shareholders or members of the family of Donald A. Borror; or

            d)    any employee benefit plan of any entity described above;

      3) The adoption or authorization by our shareholders of a definitive agreement for the merger or other business combination of the Company in which our shareholders will own less than 50 percent of the voting power in the surviving entity or for the sale or other disposition of all or substantially all of our assets; or

      4) The adoption by our shareholders of a plan relating to the liquidation or dissolution of the Company.

Incentive Growth Plan

      At the 2002 annual meeting of shareholders, our shareholders approved the adoption of the Incentive Growth Plan (the "Incentive Growth Plan"). As a result of such approval, we are permitted to deduct, for federal income tax purposes, performance based compensation payable to eligible executives under the Incentive Growth Plan. We anticipate to be able to deduct performance based compensation earned by Douglas G. Borror and Jon M. Donnell under the Incentive Growth Plan in 2002. The Incentive Growth Plan includes provisions that become effective upon a "change in control." The Incentive Growth Plan is discussed in further detail below under "Report of the Compensation Committee - Incentive Bonus."

Employment Agreements

      We have employment agreements with certain of our officers, including the following executive officers--Jon M. Donnell, our President and Chief Operating Officer, Robert A. Meyer, Jr., our Senior Vice President, General Counsel and Secretary, and Peter J. O'Hanlon, our Senior Vice President of Finance--that became effective as of January 1, 2001. Each employment agreement is for a term of three years, and provides for renewal annually for a three-year term unless we provide notice to the executive of our intention not to renew. We have not provided any such notice to Mr. Donnell, Mr. Meyer or Mr. O'Hanlon. Each employment agreement provides for a lump sum payment, and payment of 12 months' salary (or 18 months in the case of Mr. Donnell's agreement) payable through our ordinary payroll process, to the executive if we terminate his employment without cause or if the executive terminates his employment with good reason. Each employment agreement includes non-competition covenants effective for one year after termination. Each employment agreement includes provisions that become effective upon a "change in control."

      Upon a change in control, certain employee benefit rights vest. In addition, if within two years following a change in control, the employment of the executive is terminated without cause, or if the executive terminates his employment with good reason, he would be entitled to certain benefits, including a lump sum payment equivalent to two years' salary, the payments he otherwise would have been entitled to receive had we terminated his employment without cause and without a change in control, and certain outplacement services.

Split Dollar Plan

      Beginning in January of 1999 until December of 2002, we maintained a Split Dollar Plan, in which certain of our key employees, including all Named Executive Officers other than Donald A. Borror, were participants. The purpose of the Split Dollar Plan was to provide additional incentive for participating employees to remain with us and contribute to our success.

      Under the Split Dollar Plan, participating employees were provided with a death benefit during employment, together with a deferred compensation benefit upon termination at or after age 55 (or, if sooner, upon a "change in control"), provided (a) the employee had then completed ten years of service with us following implementation of the Split Dollar Plan, (b) we had attained adjusted shareholders' equity of $100 million, and (c) the employee had complied with the provisions of the noncompetition covenant for one year following termination.

      Under the terms of the Split Dollar Plan, each participating employee paid a portion of the policy premiums; we paid the remainder of the premiums in cash. In December of 2002, we discontinued the split dollar arrangement and purchased each participating employees' interest in the policy after which each participating employee assigned all of his or her interest in his or her life insurance policy to us. We own and continue to maintain these life insurance policies which will be used to provide a death benefit to each participating employee who dies while actively employed by us. The amount of the death benefit payable varies amongst participating employees but always is equal to the policy's stated death benefit less the premiums that we paid to maintain the policies. The policies' cash value is an asset that we own and may use for any purpose.

      For more information on the Split Dollar Plan, see "Report of the Compensation Committee - Split Dollar Plan."

Supplemental Executive Retirement Plan

      Effective January 1, 2003, we adopted a Supplemental Employee Retirement Plan (the "SERP"), in which certain of our key employees, including all Named Executive Officers other than Donald A. Borror, are participants. The purpose of the SERP is to provide additional incentive for participating employees to remain with us and contribute to our success.

      Under the SERP, participating employees will be eligible for retirement benefits if the participant satisfies certain criteria as are set forth in each employees notice of participation. Each current participant's notice of participation states that in order for an employee to qualify for retirement benefits under the SERP, our adjusted shareholders' equity must exceed $100 million and the participating employee must (a) have participated in the plan for at least ten years; (b) retire after age 55; or (c) either be terminated by us without cause or terminate his employment with good reason. In addition, participating employees will be eligible for their retirement benefit upon a "change in control."

      For more information on the SERP, see "Report of the Compensation Committee - Supplemental Executive Retirement Plan."

1994 Incentive Stock Plan

      We do not have any compensation plans (including any individual compensation arrangements) under which we are authorized to issue Common Shares, other than our 1994 Incentive Stock Plan (the "1994 Incentive Stock Plan"). All outstanding stock options and awards of restricted shares were made pursuant to the 1994 Incentive Stock Plan.

      By its terms, the 1994 Incentive Stock Plan will expire on December 31, 2003. The Board has adopted, subject to shareholder approval, the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan (the "2003 Incentive Stock Plan"). Upon shareholder approval of the 2003 Incentive Stock Plan, the 1994 Incentive Stock Plan will terminate. The 2003 Incentive Stock Plan is discussed in further detail in "Proposal 2 - Approval of the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan."

      No stock options, SARs, or long-term incentive plan awards were granted to any Named Executive Officer during 2002. On October 22, 2002, the Compensation Committee of the Board awarded 30,000 and 25,000 restricted Common Shares to Douglas G. Borror, Chairman and Chief Executive Officer, and Jon M. Donnell, President and Chief Operating Officer, respectively. The restricted Common Shares shall vest, if at all, upon the lapse of a period of five (5) years from the date of award, the Company having shareholders' equity of not less than $175,000,000, and Mr. Borror or Mr. Donnell, as the case may be, continuing to be an employee of the Company as of such date.

      The following table sets forth information concerning the number and value of Common Shares acquired upon the exercise of options by each Named Executive who exercised options during 2002. In addition, the table sets forth the number of Common Shares underlying unexercised options and the value of the unexercised options held by each Named Executive

      Officer who held options as of December 31, 2002. All options were granted pursuant to the 1994 Incentive Stock Plan.

                     Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                            Number of Common Shares            Value of Unexercised
                                                            Underlying Unexercised                 In-The-Money
                                                                Options/SARs at                   Options/SARs at
                                                              Fiscal-Year-End (#)             Fiscal-Year-End ($)(1)
                                                         ----------------------------      ------------------------------
                          Common Shares
                           acquired on        Value
Name                      exercise (#)     Realized ($)  Exercisable    Unexercisable      Exercisable     Unexercisable
-------------------------------------------------------------------------------------------------------------------------

Jon M. Donnell               76,000       $1,084,500        4,000             0              $38,000             0

Robert A. Meyer, Jr.         46,000         $650,750        1,500             0              $14,250             0

----------
(1) The Value of Unexercised In-The-Money Options equals the difference between the aggregate fair market value at December 31, 2002, of the Common Shares underlying the options and the aggregate exercise price of the options.

      The following table sets forth information, as of December 31, 2002, concerning the aggregate number of Common Shares that are subject to issuance upon exercise of outstanding options, warrants or rights under our equity compensation plans; the weighted-average exercise price of such options, warrants and rights; and the number of Common Shares remaining available for issuance under our equity compensation plans.

                      Equity Compensation Plan Information

                                       Number of Common Shares
                                          to be issued upon
                                       exercise of outstanding      Weighted-average exercise        Number of Common Shares
                                        options, warrants and         price of outstanding           remaining available for
                                              rights(1)           options, warrants and rights         future issuance (2)
-------------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Approved             170,100                        $5.83                          92,589
by Shareholders (3)

Equity Compensation Plans Not                       --                           --                              --
Approved by Shareholders
                                               -------                        -----                          ------
               Total                           170,100                        $5.83                          92,589

----------
(1) All outstanding options, warrants and rights were issued under the 1994 Incentive Stock Plan.

(2) Excludes Common Shares listed in the first column as Common Shares to be issued upon exercise of outstanding options, warrants and rights. If the shareholders approve the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan, this number will be 500,000 Common Shares. See "Proposal 2, Approval of Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan."

(3) Does not include shares subject to the Executive Deferred Compensation Plan. See "Executive Deferred Compensation Plan" below.

Executive Deferred Compensation Plan

      The Executive Deferred Compensation Plan permits executive officers and directors to elect to defer receipt of a portion of their annual compensation (20% of total base and bonus for employees and 100% of directors' fees). The Executive Deferred Compensation Plan also provides for us to make a matching contribution for each participant equal to 25% of the amount deferred, but not to exceed $2,500 in any year. Our matching contribution vests in 20% increments over a five-year period, subject to accelerated vesting upon a "change in control." The contribution and match amounts are used by the trustee of a rabbi trust to acquire Common Shares in the open market. These Common Shares are held and voted by the trustee pursuant to the rabbi trust agreement.

      The following table sets forth information concerning the aggregate deferral contributions by participating directors and executive officers and corresponding aggregate Company-matching contributions through December 31, 2002, expressed as the number of Common Shares held by the trustee as of such date, with respect to each director and executive officer participating in the Executive Deferred Compensation Plan.

                                                           Vested               Unvested
                                   Deferral           Company-Matching       Company-Matching
                                 Contributions         Contributions          Contributions
                               Payable as Common     Payable as Common      Payable as Common
                                    Shares                 Shares                Shares                 Total
---------------------------------------------------------------------------------------------------------------
Douglas G. Borror                  13,433                   3,337                    0                  16,770
David S. Borror                     4,966                     579                  674                   6,219
Pete A. Klisares                   12,070                   1,340                    0                  13,410
C. Ronald Tilley                    9,912                   1,333                    0                  11,245
Terry E. George                     5,939                   1,496                    0                   7,435
Jon M. Donnell                      5,958                     822                  675                   7,455
Robert A. Meyer, Jr.                5,942                     823                  674                   7,439
Peter J. O'Hanlon                   4,962                     577                  675                   6,214
---------------------------------------------------------------------------------------------------------------
Total                              63,182                  10,306                2,699                 76,187

Financial Planning Reimbursement Plan

      The Financial Planning Reimbursement Plan provides reimbursement for expenses (up to $10,000 in any calendar year for our Chairman, President and any Executive Vice President and up to $5,000 in any calendar year for our outside directors, Senior Vice Presidents and Vice Presidents) incurred in personal financial planning. The Financial Planning Reimbursement Plan has been in effect since January 1, 2001.

Director Compensation

      During 2002, directors who were not our employees received fees of $4,000 per quarter, $1,500 per Board meeting and $750 per committee meeting attended ($1,500 per committee meeting for committees of which the director serves as chairman or for Executive Committee meetings). Directors may defer the receipt of those fees and receive matching contributions from us with respect to those deferred fees through participation in the Executive Deferred Compensation Plan. As set forth above, directors were also eligible to participate in the Financial Planning Reimbursement Plan.

      Effective January 1, 2003, directors who are not our employees will receive fees of $5,000 per quarter and $2,000 per Board meeting. Non-employee directors who serve on the Audit Committee will receive an annual fee of $2,500 ($5,000 in the case of the Audit Committee Chairman). In addition, non-employee directors shall receive the following fees for attending meetings of committees on which the director serves: Compensation Committee: $750 ($1,500 in the case of the Chairman); Affiliated Transaction Review Committee: $750 ($1,500 in the case of the Chairman); Audit Committee: $1,250 ($2,500 in the case of the Chairman); and Executive Committee: $1,500. Directors may defer the receipt of those fees through participation in the Executive Deferred Compensation Plan and receive a matching contribution from us of 25% with respect to those deferred fees, not to exceed $2,500 in any year. Directors also will be entitled to participate in the Financial Planning Reimbursement Plan.

      Additionally, under the Incentive Stock Plan, non-employee directors receive, on the first business day after each annual meeting of shareholders, provided that the director continues to serve on the Board on such date, a grant of a non-qualified stock option to purchase 2,500 Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of grant. A director option is exercisable from the date of grant until the earlier of (i) the tenth anniversary of the date of grant or (ii) generally three months (one year in the case of a director who becomes disabled or dies) after the date the director ceases to be a director. If shareholders approve the 2003 Incentive Equity Plan, the same number of options will continue to be issued through the 2003 Incentive Equity Plan. For further detail, see "Proposal 2, Approval of Dominion Homes, Inc. 2003 Incentive Equity Plan."

      We do not pay any separate remuneration to our employees who serve as directors. Messrs. Klisares, Mayo and Tilley were the directors who were not our employees in 2002.

Compensation Committee Interlocks and Insider Participation

      During 2002, no member of the Compensation Committee was a current or former executive officer or had a reportable business relationship with the Company.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The following Report of Compensation Committee on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference in such filing.

      The Company has vested in the Compensation Committee of the Board of Directors the authority to determine and administer the compensation program for the Company's executive officers and other key employees. The Compensation Committee during 2002 was composed of three outside, independent directors: Pete
A. Klisares, Gerald E. Mayo and C. Ronald Tilley. Mr. Klisares chairs the Compensation Committee.

Compensation Philosophy

      The Company's executive compensation philosophy seeks to promote the following key objectives:

      o Align the interests of executive officers and other key employees with the interests of shareholders by linking a significant percentage of their total compensation to Company financial performance.

      o     Reward individual contribution and achievement.

      o Allow the Company to continue to attract and retain outstanding executive officers and other key employees and to compete with industry competitors and other businesses for executive talent.

Implementation of this philosophy is an ongoing process, and the Compensation Committee expects, as in previous years, to continue to refine the Company's executive compensation program during 2003.

      There are two primary components to the Company's executive compensation program: annual cash compensation and long-term incentive compensation. Annual cash compensation consists of a base salary and an incentive bonus. Long-term incentive compensation consists of stock options, restricted shares, and other awards under the 1994 Incentive Stock Plan (or the 2003 Incentive Equity Plan, if that plan is approved by shareholders). The Company's executive compensation program also allows executives to defer a portion of their compensation, and to augment the deferred amounts by Company matches, through their optional participation in the Executive Deferred Compensation Plan. The Company also has a Supplemental Executive Retirement Plan, which was adopted by the Board in December of 2002. The Supplemental Executive Retirement Plan provides deferred compensation benefits to participating executives if certain vesting conditions are met and further if the participating executive does not leave employment with the Company prior to age 55. See "Supplemental Executive Retirement Plan" below.

Annual Cash Compensation

      General. It is the Company's objective to achieve continuous revenue and earnings growth with a long-term objective of performing in the leading group of companies in the homebuilding industry in revenue growth and profitability. The Compensation Committee believes that, in order to achieve this objective, the Company must be able to attract and retain exceptional executive talent. Accordingly, the Compensation Committee's intent is that the total cash compensation received by the Company's executive officers would place them in the upper range of the total cash compensation received by the executive officers of homebuilding companies in general. In determining compensation for the Company's executive officers, the Compensation Committee annually reviews a nationally-compiled database of compensation by other homebuilding companies for various executive positions, including data specific to public homebuilding companies, homebuilding companies of a size comparable to the Company and homebuilding companies operating in the Midwest. The Compensation Committee also considers the performance of the Company in relation to other homebuilding companies based on several measures of economic performance.

      Base Salary. The Compensation Committee recognizes that the homebuilding business is cyclical and that the Company's financial performance depends, in large part, on whether the homebuilding business is in a favorable or unfavorable cycle. The Compensation Committee attempts to set the base salaries of the Company's executive officers at levels sufficient to attract and retain executive talent in all business cycles.

      In setting the base salary of an executive officer, the Compensation Committee subjectively analyzes the executive's responsibilities, performance and value to the Company, but gives no fixed weighting to any of such factors. The Compensation Committee also considers market salary ranges for comparable positions. The Compensation Committee reviews annually the base salary of each executive officer and makes adjustments as it believes is warranted.

Incentive Bonus. The Compensation Committee believes that a significant portion of the total compensation of the Company's executive officers should consist of variable, performance-based components, such as awards of incentive bonuses and grants of stock options, which the Compensation Committee can adjust to reflect changes in Company and individual performance. These compensation components are intended to reinforce the Company's commitment to increasing Company profitability and shareholder value.

      In 2002, the shareholders adopted the Dominion Homes, Inc. Incentive Growth Plan (the "Incentive Growth Plan") to provide tax-deductible incentive compensation to the Company's Chief Executive Officer and its President and Chief Operating Officer. Currently, the only employees participating in this program are Douglas G. Borror, the Chairman of the Board and Chief Executive Officer of the Company, and Jon M. Donnell, the President and Chief Operating Officer of the Company.

      Incentive compensation is paid under the Incentive Growth Plan only if specified performance criteria are met over the course of a performance cycle.

      The Incentive Growth Plan is administered by the Company's Compensation Committee which is responsible for establishing for each plan participant (1) a target bonus and (2) the performance criteria used to determine the portion of the target bonus that the participant will receive at the end of any given performance cycle. Performance criteria are established (and communicated to participants in writing) no later than the earlier of (1) ninety (90) days after the beginning of the applicable performance cycle; or (2) the expiration of 25% of the applicable performance cycle.

      In establishing each participant's performance criteria, the Compensation Committee considers the relevance of each participant's assigned duties and responsibilities to factors that preserve and increase the Company's value. These factors may include:

            o     increasing sales;

            o     developing new products and lines of revenue;

            o     reducing operating expenses;

            o     increasing customer satisfaction;

            o developing new markets and increasing the Company's share of existing markets;

            o     meeting completion schedules;

            o     increasing standardized pricing;

            o developing and managing relationships with regulatory and other governmental agencies;

            o     managing cash;

            o     managing claims against the Company, including litigation;

            o     identifying and completing strategic acquisitions; and

            o     increasing the Company's book value.

      During 2002, the Compensation Committee used the Company's net income and a measure of the Company's customer satisfaction as the performance criteria which would determine the participant's bonus. At the end of each performance cycle, the Compensation Committee certifies to the Board the extent to which each participant has or has not met his or her performance criteria and the portion, if any, of the target bonus that is to be paid to each participant. If the Board approves, this amount is distributed in a single cash payment within 90 days after the end of the performance cycle unless the participant has made an irrevocable election to defer all or part of his or her incentive compensation into the Executive Deferred Compensation Plan. If this election is made, the deferred incentive compensation will be credited to the participant's Executive Deferred Compensation Plan account and distributed under the terms of that plan.

      Subject to any contrary agreement between the Company and the participant, a participant who terminates employment before the end of a performance cycle will forfeit all right to receive any amount under the Incentive Growth Plan (other than any amounts earned during any performance cycle that ended before his or her termination which will be paid). A participant who retires, dies or becomes disabled during a performance cycle will receive a prorated distribution at the end of the performance cycle during which he or she retired, died or became disabled, calculated in accordance with the proration formula set forth in the Incentive Growth Plan.

      Within sixty days of a "change in control" of the Company, the Company will distribute to each Incentive Growth Plan participant the participant's target bonus for the year in which the change in control occurred. The Company will make the distribution whether or not the performance criteria for that period have been met and whether or not the pending performance cycle has been completed. If, however, the sum of all payments made upon a change in control as described in the Incentive Growth Plan, and those provided under all other plans, programs or agreements between the participant and the Company and its subsidiaries, constitute "excess parachute payments," then the Company will either (1) reimburse the participant for specified amounts owed as excise taxes, as described in the Incentive Growth Plan, or (2) reduce the amounts paid to the participant under the Incentive Growth Plan so that the participant's total payments would be $1.00 less than the amount that would be considered an "excess parachute payment." The Company will use the procedure which provides the affected participant with the greatest after-tax benefit.

      With respect to the remaining officers, the Compensation Committee takes into account various quantitative measures and qualitative indicators of Company and individual performance in determining the level of incentive bonuses to be awarded to the Company's executive officers, including contributions to attaining corporate goals and objectives and achievements with respect to individual goals and performance measures. Although historically the Compensation Committee has tended to give more weight to quantitative measures of Company financial performance, it does not apply any specific formula. In making such compensation decisions, the Compensation Committee recognizes and takes into account that the homebuilding business is cyclical and that Company financial performance can be greatly affected by factors, such as interest rates and weather, that are beyond the control of the Company's executive officers. The Compensation Committee considers such quantitative Company financial performance measures as revenue growth, profitability, earnings per share and return on shareholders' equity in determining the level of incentive bonuses. The Compensation Committee also considers the Company's performance with respect to its customer satisfaction ratings as a factor in determining incentive bonuses for all executive officers. During 2002, the Company achieved its target goal of customer satisfaction, but fell short of its highest target, and the incentive bonuses for each executive officer was determined accordingly.

      The Compensation Committee also understands the importance of individual contributions and achievements that may be difficult to quantify and, accordingly, recognizes qualitative indicators such as successful supervision of major corporate projects, demonstrated leadership and the ability to respond to difficult business cycles.

Long-Term Incentive Compensation

      Stock Options. No stock options were awarded to any Named Executive Officer in 2002. Although no grants were made in 2002, the Compensation Committee intends to make grants on a periodic basis under the 2003 Incentive Stock Plan (if that plan is approved by shareholders) to the Company's executive officers and other key employees. In making such grants, the Compensation Committee will consider the subjective factors identified above, as well as the number of options granted in prior years.

      Restricted Stock Grants. During 2002, the Company awarded 30,000 and 25,000 restricted shares to Douglas G. Borror, Chairman and Chief Executive Officer, and Jon M. Donnell, President and Chief Operating Officer, respectively. The restricted Common Shares shall vest, if at all, upon the lapse of a period of five (5) years from the date of award, the Company having shareholders' equity of not less than $175,000,000, and Mr. Borror or Mr. Donnell, as the case may be, continuing to be an employee of the Company as of such date. The grants were made in recognition of the contributions made by Mr. Borror and Mr. Donnell and to incentivize further exemplary contributions by them and their continued employment with the Company in the future. No other grants of restricted shares were made to any Named Executive Officer in 2002.

      Split Dollar Plan. Beginning in January of 1999 until December of 2002, the Company maintained a Split Dollar Plan, in which certain key employees of the Company, including all Named Executive Officers other than Donald A. Borror, were participants. The purpose of the Split Dollar Plan was to provide additional incentive for participating employees to remain with the Company and contribute to its success.

      Under the Split Dollar Plan, participating employees were provided with a death benefit during employment, together with a retirement benefit upon retirement at or after age 55 (or, if sooner, upon a "change in control" of the Company), provided (a) the employee shall have then completed ten years of service with the Company following implementation of the Split Dollar Plan, (b) the Company shall have attained adjusted shareholders' equity of $100 million, and (c) the employee shall have complied with the provisions of the noncompetition covenant for one year following retirement.

      Under the terms of the Split Dollar Plan, each participating employee paid a portion of the policy premiums; the remainder of the premiums were paid by the Company in cash. In December of 2002, the Company discontinued the split dollar plan arrangement and each of the participating employees assigned all of his or her interest in the employee's life insurance policy to the Company in exchange for the Company's agreement to provide the employee with an equivalent death benefit should the employee die during the course of his or her employment and a payment in cash equivalent to the portion of the premiums which the participants had personally paid ($19,344 in the case of Douglas G. Borror, $11,318 in the case of Jon M. Donnell, $3,537 in the case of David S. Borror and $2,971 in the case of Robert A. Meyer, Jr.).

      Supplemental Executive Retirement Plan. Effective January 1, 2003, the Company adopted a Supplemental Employee Retirement Plan (the "SERP"), in which certain key employees of the Company, including all Named Executive Officers other than Donald A.

Borror, are participants. The purpose of the SERP is to provide additional incentive for participating employees to remain with the Company and contribute to its success.

      Under the SERP, participating employees will be eligible for retirement benefits if the participant satisfies certain criteria as are set forth in each employee's notice of participation. Each current participant's notice of participation states that in order for an employee to qualify for retirement benefits under the SERP, the Company's adjusted shareholders' equity must exceed $100 million and the participating employee must (a) have participated in the plan for at least ten years; (b) retire after age 55; or (c) either be terminated by the Company without cause or terminate his employment with good reason. In addition, participating employees will be eligible for their retirement benefit upon a "change in control" in the Company.

      The Compensation Committee may set forth qualifying criteria which differs from those stated above for any future participant in the SERP. The Compensation Committee will establish an account for each participant and otherwise administer the SERP. Upon a participant satisfying the conditions outlined in his notice of participation, the Company will make a lump sum distribution to the participant in an amount equal to the value of his account. Initially, the account shall have a value equal to the Company's contribution to the SERP as set forth in the notice of participation. The Compensation Committee will measure the value or the account annually by crediting any allocations made by the Company, at the Compensation Committees discretion, and by using a hypothetical investment of the value of the account in an investment fund of the Compensation Committee's choosing.

Chief Executive Officer Compensation

      In accordance with the executive compensation philosophy and program described above, and primarily in recognition of the Company's improved financial performance during 2002, the Compensation Committee awarded Douglas G. Borror a cash incentive bonus of $1,450,000 in 2002. Mr. Borror received an annual base salary in 2002 of $525,000 which represented a $45,000 increase from his 2001 base salary. The Compensation Committee increased Mr. Borror's base salary in an effort to maintain the total cash compensation received by the Company's executive officers in the upper echelon of total cash compensation received by executive officers of homebuilding companies in general. In determining Mr. Borror's compensation for 2002, the Compensation Committee relied upon the following: (i) the Company's record net income; and (ii) the Company's achieving its customer satisfaction goal, but falling short of its highest target. Mr. Borror did not receive an award of stock options in 2002 but was awarded 30,000 restricted Common Shares in 2002. The restricted Common Shares shall vest, if at all, upon the lapse of a period of five (5) years from the date of award, the Company having shareholders' equity of not less than $175,000,000, and Mr. Borror continuing to be an employee of the Company as of such date.

Tax Aspects

      Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the deduction by a publicly-held corporation of compensation paid to a "covered employee" in excess of $1.0 million per year, subject to certain exceptions. Generally, the Company's covered employees are those executive officers listed under the Summary Compensation Table set forth above. With the adoption and application of the Company's Incentive Compensation Plan the Company believes that the portion of compensation over $1.0 million for 2002 awarded to Mr. Borror and Mr. Donnell will be deductible for federal income tax purposes.

      This report of the Compensation Committee was adopted by each of the members of the Compensation Committee on March 11, 2003.

                      Members of the Compensation Committee
                        Pete A. Klisares  Gerald E. Mayo
                                C. Ronald Tilley

                            REPORT OF AUDIT COMMITTEE

      The following Report of Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference in such filing.

General

      The Audit Committee is composed of three directors, each of whom is independent of the Company and management for purposes of the listing requirements for Nasdaq National Market securities. The members of the Audit Committee during 2002 were Pete A. Klisares, Gerald E. Mayo and C. Ronald Tilley. Mr. Mayo chaired the Audit Committee. The Audit Committee has at least one member, and will continue to have at least one member, whose past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background results in such members financial sophistication for purposes of the listing requirements for Nasdaq National Market securities.

      The Audit Committee is governed by a formal written charter that is reviewed and assessed annually (the "Charter"). The Charter was originally adopted by the Board in 2001, and was amended and restated in March 2003. A copy of the Charter, as amended, is attached as Appendix I to this Proxy Statement. The Charter is intended to conform to new requirements imposed under the Sarbanes-Oxley Act as well as the listing requirements for Nasdaq National Market securities. In accordance with the provisions of the Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from PricewaterhouseCoopers LLP a formal written statement describing all relationships between PricewaterhouseCoopers LLP and the Company that might bear on PricewaterhouseCoopers LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with PricewaterhouseCoopers LLP any relationships or services that may impact the objectivity and independence of PricewaterhouseCoopers LLP and satisfied itself as to PricewaterhouseCoopers LLP's independence. The Audit Committee also discussed with management, the internal auditors and PricewaterhouseCoopers LLP the adequacy and effectiveness of the Company's internal accounting and financial controls. Prior to the filing of each of the Company's Quarterly Reports on Form 10-Q, the Audit Committee met with the independent auditors to discuss the results of interim reviews including when applicable, new or changed accounting principles, critical accounting policies unusual transactions, and estimates, judgments and uncertainties related to such quarterly financial reports. The Audit Committee also received written communication, and held discussions with, the independent auditors regarding the annual audit plan including matters relating to accounting and financial reporting, critical accounting policies, higher risk and judgmental areas of financial reporting and industry and business issues impacting the Company's financial reports. Prior to filing of the Company's Annual Report on Form 10-K, the Audit Committee discussed and reviewed the results of PricewaterhouseCoopers LLP's audit of the financial statements as of and for the year ended December 31, 2002. This discussion and review, conducted with and without management present, included all communications required by Statement on Auditing Standards No. 61, Communication with Audit Committees as well as critical accounting policies and the overall quality of the Company's financial reporting.

      The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2002, with management. Management has the responsibility for the preparation of the Company's consolidated financial statements and PricewaterhouseCoopers LLP has the responsibility for the audit of those statements. The Audit Committee also discussed the results of the Company's internal audit.

Conclusion

      Based on the reviews and on the discussions with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

      This report of the Audit Committee was adopted by each of the members of the Audit Committee on March 11, 2003.

                         Members of the Audit Committee

                    Pete A. Klisares       Gerald E. Mayo
                                C. Ronald Tilley

                              SELECTION OF AUDITORS

      The Board has selected PricewaterhouseCoopers LLP, certified public accountants, as independent auditors of the Company for the year ending December 31, 2003. PricewaterhouseCoopers LLP and its predecessors have audited the books of the Company and its predecessors since 1964. Management expects that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual consolidated financial statements for 2002 and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for 2002 (the "Audit Services") were $212,370.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP did not render during 2002 for the Company any professional services related to the design and implementation of financial information systems (the "Financial Information Systems Design and Implementation Services").

All Other Fees

      The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than Audit Services and Financial Information Systems Design and Implementation Services ("Other Services"), for 2002 was $249,956, which amount included audit related services for audits to meet regulatory requirements ($32,354), income tax compliance and related tax services ($33,500), audit fees and expenses relating to the Company's secondary offering ($160,102) and other one-time advisory services ($24,000). The Audit Committee determined that the provision of the Other Services was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                          SHARE PRICE PERFORMANCE GRAPH

      The following share performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this share performance graph by reference in such filing.

      The share performance graph compares the cumulative total shareholder return on the Common Shares from December 31, 1997, until December 31, 2002, with the cumulative total return of (a) the NASDAQ-OTC Index Composite and (b) the Standard and Poor's Homebuilding Index. The graph assumes the investment, on December 31, 1997, of $100 in the Common Shares, the NASDAQ-OTC Index Composite and the Standard and Poor's Homebuilding Index.

                              [LINE CHART OMITTED]

                                                  S&P
                          Nasdaq              Homebuilding              DHOM
------------------------------------------------------------------------------
December 31, 1997         100.00                 100.00                100.00
December 31, 1998         138.71                 120.91                 91.67
December 31, 1999         255.38                  80.72                 52.08
December 31, 2000         156.29                 125.50                 70.32
December 31, 2001         123.39                 159.39                130.00
December 31, 2002          84.49                 157.79                118.75

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Description and Ownership of BRC

      BRC is in the business of owning, managing and consulting on multifamily housing, commercial real estate and undeveloped real estate. Donald A. Borror, Douglas G. Borror, and David S. Borror, who are directors and executive officers of the Company, and Terry E. George, who is an executive officer of the Company, also are directors of BRC. David Borror, Douglas Borror and Terry George also serve as President, Executive Vice President and Vice President, respectively, of BRC. Mr. George additionally serves as Secretary and Treasurer of BRC. The Borror family, directly and through its ownership of BRC, beneficially owns approximately 50.7% of the outstanding Common Shares.

      BRC has issued and outstanding 88,360 Class A (voting) common shares and 273,195 Class B (non-voting) common shares, all of which are beneficially owned by the children of Donald Borror, in some cases through trusts for their benefit, and by Terry George. Through their ownership and control of BRC, such persons are in a position to control the Company. See "Security Ownership of Certain Beneficial Owners and Management." The following table sets forth the share ownership of BRC:

                                                       Percentage                   Percentage
                                         Class A       of Class A      Class B      of Class B      Combined       Percentage
Shareholders(1)                           Shares         Shares         Shares        Shares          Total        of Combined
---------------                           ------       ----------      -------      ----------      --------       -----------
Douglas G. Borror, Trustee of
   the Douglas G. Borror
   Revocable Trust(2) .......             43,099         48.78%        120,656         44.16%        163,755          45.29%
David S. Borror .............             23,328         26.40%         81,874         29.97%        105,202          29.10%
David S. Borror, Trustee,
   1987 Irrevocable Qualified
   Subchapter S Trust(3) ....             16,114         18.24%         54,605         19.99%         70,719          19.56%
Terry E. George .............              5,819          6.59%         16,060          5.88%         21,879           6.05%
                                          ------                       -------                       -------
Totals ......................             88,360                       273,195                       361,555

--------
(1) Effective December 31, 2002, the Amended and Restated Borror Corporation Stock Trust (the "Stock Trust"), a revocable trust established by Donald Borror pursuant to a trust agreement dated January 4, 1994 (the "Stock Trust"), sold 5,785 Class B common shares of BRC to Douglas G. Borror, Trustee u/a dated January 18, 2001, as amended and restated September 7, 2002, and 3,698 Class B common shares of BRC to David S. Borror. The Stock Trust gifted 1,996 Class B common shares of BRC to each of Douglas G. Borror, Trustee of the Douglas G. Borror Revocable Trust and David S. Borror. Additionally, BRC purchased and redeemed the remaining 6,500 Class A common shares of BRC held by the Stock Trust. The Stock Trust no longer owns any common shares of BRC.

(2) The Douglas G. Borror Revocable Trust is a revocable trust established by Douglas Borror pursuant to a trust agreement dated June 18, 2001. During his lifetime, Douglas Borror is the sole trustee and beneficiary of the Douglas G. Borror Revocable Trust. Upon the death of Douglas Borror, David S. Borror becomes the trustee, and Douglas Borror's children become the sole beneficiaries, of the Douglas G. Borror Revocable Trust.

(3) The 1987 Irrevocable Qualified Subchapter-S Trust is an irrevocable trust established by Donald Borror pursuant to a trust agreement dated June 26, 1987 (the "Irrevocable Trust"). David Borror is the trustee of the Irrevocable Trust and Donna Myers (Donald and Joanne Borror's daughter and Douglas and David Borror's sister) is the sole beneficiary of the Irrevocable Trust. The Irrevocable Trust expires upon the death of Donald Borror.

      BRC and its shareholders are parties to a Close Corporation Agreement (the "BRC Agreement") that governs the operation of BRC and certain relationships among its shareholders. The BRC Agreement provides that all the voting power of the BRC shares is to be exercised by a majority of the directors of BRC, all of whom will be elected by Donald Borror and Douglas Borror jointly until the death or incapacity of either of them and, thereafter, by the other of them solely. David Borror has the right to appoint the directors of BRC in the event Douglas Borror and Donald Borror are both deceased or incapacitated and, in such event, it is anticipated that David Borror will appoint an advisory committee of the then existing members of the Executive Committee of the Company's Board to assist him with material decisions affecting BRC, including issues involving BRC's ownership of Common Shares of the Company.

      Under the provisions of the BRC Agreement, David Borror is required to be elected as a director of BRC as long as he continues to hold at least 10% of the common shares of BRC, absent his removal for "cause" within the meaning of the BRC Agreement. As long as he continues to hold at least 10% of the common shares of BRC and as long as BRC has the ability to elect at least two directors of the Company, BRC also is required to use its best efforts to elect David Borror as a director of the Company. The BRC Agreement generally prohibits the transfer of common shares of BRC to persons who are not members of the Borror family unless certain procedures are followed. BRC is required to repurchase all of the common shares of BRC owned by Terry George in the event of his death or incapacity and has the right to purchase at any time the common shares of BRC owned by Terry George. BRC also is required to purchase a certain number of common shares of BRC from the estates of Borror family members. Under certain conditions, Borror family members who are not employed by BRC have the right to require BRC to repurchase common shares of BRC held by such family members. In certain instances, the obligation of BRC to repurchase common shares of BRC maybe assumed by certain Borror family shareholders.

Transactions with BRC and Related Persons

      We have an internal policy that requires transactions with our affiliates be on terms no less favorable to us than those reasonably available from unrelated third parties. All material transactions with affiliates must be reviewed for consistency with this policy, and approved, by the Affiliated Transactions Review Committee of the Board. The Affiliated Transactions Review Committee is comprised of three outside, independent directors: Pete A Klisares (Chairman), Gerald E. Mayo and C. Ronald Tilley.

      We lease from BRC our 40,000 square foot corporate headquarters. The lease was effective January 1, 1998 for a term of twelve years at a rental rate of $12.00 per square foot on a triple net basis. The lease contains two options to renew for periods of five years each at then-current market rates. The rental rate was established by an MAI appraiser commissioned by the Affiliated Transactions Review Committee, and confirmed in a review for the Affiliated Transactions Review Committee by a second MAI appraiser. We paid to BRC $451,000 under this lease during 2002. We believe that the terms of this lease are no less favorable to us than those reasonably available from unrelated third parties for comparable space.

      We also lease from BRC an aggregate of 15,750 square feet of commercial space which we use for our decorating studio, centralized sales office and mortgage financing services company. The weighted average lease rate of this space is $11.00 per square foot. The Affiliated Transaction Review Committee approved each of the leases after review of a report by an independent MAI appraiser. We paid to BRC an aggregate of $237,000 under leases for this space during 2002. We believe that the terms of these leases are no less favorable to us than those reasonably available from unrelated third parties for comparable space.

      Occasionally, our employees provide limited administrative services to BRC, for which we receive fees. We received aggregate fees of $10,000 from BRC for such administrative services in 2002.

      We are parties to a Shareholder Agreement, dated January 20, 1994, with BRC, pursuant to which BRC has the right, from time to time, to demand that we register for sale Common Shares owned by BRC. Each request by BRC for a demand registration must cover at least 10% of the Common Shares owned by BRC and at least 5% of the then outstanding Common Shares. Without our consent (exercised by a majority of our independent directors), we are not obligated to cause a demand registration to be effected within 18 months after the consummation of a prior demand registration. We and BRC are each required to pay one-half of the expenses of each demand registration. BRC also has incidental, or piggy-back, registration rights if we propose to register any of our equity securities (other than registrations involving employee benefit plans) for our own account or for the account of any of our other shareholders. BRC is required to pay all of its own legal expenses and the first $25,000 of the other expenses of a piggy-back registration and we are required to pay the remaining expenses of a piggy-back registration. Both the demand and piggy-back registration rights are subject to customary underwriting and holdback provisions and will expire on March 9, 2004. During 2002, BRC sold 353,900 Common Shares pursuant to the exercise of its piggy-back rights and received aggregate proceeds of $6,653,320, net of underwriting discounts, from such sale. Pursuant to the provisions of the Shareholder Agreement, BRC paid its own expenses and the first $25,000 of the other expenses of such piggy-back registration.

      BRC purchased from us approximately $29,000 of roof shingles, $5,000 of which were delivered in 2003. BRC purchased the shingles at an 8% mark up from the price we paid for them. BRC used these shingles to repair a roof on a commercial rental property which it owns and of which we are a tenant. This transaction was not reviewed or approved by the Affiliated Transactions Review Committee or the Audit Committee.

      Jon Donnell, our President and Chief Operating Officer, and BRC are parties to a Stock Option Agreement, dated November 13, 1998, pursuant to which BRC has granted to Mr. Donnell an option to purchase from BRC 100,000 of our common shares owned by BRC at an exercise price of $5.75 per share. The option is not currently exercisable and will not become exercisable unless and until it vests. The option will vest, if at all, upon the first to occur of the following: (1) we have adjusted shareholders' equity of not less than $100 million as of the last day of any fiscal quarter during the period commencing on June 30, 2006 and terminating on June 30, 2013 and Mr. Donnell continues to be an employee as of such date; (2) a change in control occurs; (3) we terminate Mr. Donnell's employment other than for cause; or (4) Mr. Donnell terminates his employment for good reason. The option will terminate and will no longer be exercisable on June 30, 2014 or the date of our termination of Mr. Donnell for cause, whichever is earlier. For purposes of this agreement, the terms "cause," "change in control" and

"good reason" have the meaning given to such terms in Mr. Donnell's employment agreement (See "Compensation of Directors and Executive Officers--Employment Agreement") and the term "adjusted shareholders' equity" means our consolidated shareholders' equity, as reported in our consolidated balance sheet, as adjusted by subtracting the net proceeds from the sale of any of our equity securities after the date of the option agreement and by adding the fair value of any shareholder dividends or distributions made after the date of the option agreement.

      Donald A. Borror and Richard Myers own Printing Plus, Inc., a printing company which has provided printing services to us. Mr. Myers operates Printing Plus, Inc. Mr. Myers is the husband of Donna Borror Myers, who is Donald A. Borror's daughter and Douglas G. and David S. Borror's sister. In 2002, we paid $142,651 to Printing Plus, Inc. for printing services. All of the printing services provided to us by Printing Plus, Inc. in 2002 were pursuant to contracts that had been competitively bid, except that one of these contracts was competitively bid in February of 2001 and expired by its terms in February of 2002. In 2002, we paid approximately $21,805 to Printing Plus, Inc. for printing services without re-bidding this expired contract. None of our transactions with Printing Plus, Inc. were reviewed or approved by the Affiliated Transactions Review Committee or the Audit Committee of the Board.

      We paid Sofia & Company, Inc. $45,000 during 2002 for providing financial advisory services to us pursuant to a financial services agreement dated April 11, 2002 (the "Financial Services Agreement"). Zuheir Sofia is the Chairman of Sofia & Company, Inc. and a nominee for election to the Board. In anticipation of Mr. Sofia's nomination as member of the Board, we agreed with Sofia & Company, Inc. to terminate the Financial Services Agreement effective December 31, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the federal securities laws, we are required to report in this Proxy Statement any known failures during the 2002 year by executive officers, directors or 10% shareholders to file on a timely basis a Form 3, 4 or 5, relating to the beneficial ownership of the Common Shares. To the best of our knowledge after a review of such filings, all such required forms were filed on a timely basis, with the exception of a sale of 6,000 Common Shares by Gerald E. Mayo, one of our non-employee directors, which was inadvertently omitted the Form 4 which was filed on March 9, 2002. The transaction was subsequently reported in an amended Form 4 filed on May 29, 2002.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Number and Term of Directors

      Section 2.02 of the Company's Amended and Restated Code of Regulations (the "Regulations") provides for the directors to be divided into two classes, designated Class I directors and Class II directors. The directors are empowered to fix or change the number of directors, and to fill any vacancy that is created by an increase in the number of directors, subject to the limitations that the number of directors may not be increased to more than ten (10) nor reduced to less than three (3).

      On March 11, 2003, the Board unanimously adopted a resolution increasing the authorized number of director from seven (7) to nine (9). The purpose of the increase in the authorized number of directors was to create two vacancies on the Board that would be filled at the Annual Meeting by the election of two new independent directors, Carl A. Nelson, Jr. and Zuheir Sofia. The election of Messrs Nelson and Sofia is intended to supplement the financial and accounting sophistication of the Board and result in a majority of the members of the Board being independent. The Board has designated that, upon election by the shareholders, Mr. Sofia will serve as a Class I director and Mr. Nelson will serve as a Class II director.

Nominees For Election at the Annual Meeting

Class I Directors

      The Board proposes the election of the four (4) nominees listed in the table below as Class I directors, to serve until the 2005 Annual Meeting of Shareholders. The table sets forth for each nominee: his name, age, principal occupation, occupation held during the past five years, other companies of which he is a director (which are shown parenthetically) and the year in which he first become a director of the Company.

                                                                                                           Director
Name                           Age    Principal Occupation/Past Experience                                   Since
----                           ---    ------------------------------------                                   -----

Class I Directors

Douglas G. Borror               47    Chairman and Chief Executive Officer of the Company; Member of          1984
                                      Board of Trustees of The Ohio State University (Columbia Gas of
                                      Ohio, Inc., The Huntington National Bank and Command Alkon
                                      Incorporated)

Jon M. Donnell                  43    President and Chief Operating Officer of the Company                    1997

Zuheir Sofia                    58    Chairman, Sofia & Company, Inc., July 1998 to present, President,        --
                                      Chief Operating Officer and Director of Huntington Bancshares,
                                      Incorporated, August 1984 to June 1998 (Lancaster Colony
                                      Corporation)

C. Ronald Tilley                67    Retired Chairman and Chief Executive Officer of Columbia Gas            1996
                                      Distribution Companies, an Ohio-based natural gas company

Class II Directors

      The Board has nominated Carl A. Nelson, Jr. to fill the vacancy in the Class II directors caused by the increase in the authorized number of directors. Upon election, Mr. Nelson will serve on the Board for the remaining term of the Class II directors. The table sets forth for Mr. Nelson, and for each of the other Class II directors who will continue after the Annual Meeting to serve as directors for a term that will expire at the 2004 Annual Meeting of
Shareholders: his name, age, principal occupation, occupation held during the past five years, other companies of which he is a director (which are shown parenthetically) and the year in which he first become a director of the Company.

                                                                                                           Director
Name                           Age    Principal Occupation/Past Experience                                   Since
----                           ---    ------------------------------------                                   -----

Nominee for
Class II Directors

Carl A. Nelson, Jr.             57    Independent business consultant and lecturer at The Ohio State           -
                                      University; retired as a partner from Arthur Andersen in February of 2002 after spending 31 years with the firm where he was the leader of  the firm's consulting services for the products industry in the United States and Managing Partner of the Columbus
                                      Office.

Continuing
Class II Directors

Donald A. Borror                73    Chairman Emeritus of the Company                                        1978

David S. Borror                 45    Executive Vice President of the Company                                 1985

Pete A. Klisares                67    Principal of MIGG, an-Ohio based capital investment company,            1994
                                      October 1999 to present; President and Chief Operating Officer of
                                      Karrington Communities, Inc.

                                      (now Sunrise Assisted Living), an Ohio-based company engaged in 1994 the operation and construction of assisted living
                                      facilities, August 1997 to June 1999 (The Huntington National
                                      Bank, Sunrise Assisted Living, MPW Industrial Services Group,
                                      Inc. and Vistacare, Inc.)

Gerald E. Mayo                  70    Retired Chairman of the Midland Life Insurance Company and Midland      1994
                                      Financial Services, Inc. (McKessson/HBOC and Depositor Assistance
                                      Corp.)

Family Relationships

      Donald A. Borror is the father of Douglas G. Borror and David S. Borror. There are no other family relationships among our executive officers and/or directors.

Agreement with Respect to the Election of Directors

      BRC, the holder of approximately 48.6% of the issued and outstanding Common Shares, has agreed in a Close Corporation Agreement with its shareholders to use its best efforts to elect David S. Borror as a director of the Company for so long as certain contingencies are satisfied and for so long as BRC has the ability to elect at least two (2) directors of the Company. See "Certain Relationships and Related Transactions--Description and Ownership of BRC."

Meetings and Committees

      We have a Compensation Committee, an Executive Committee, an Audit Committee and an Affiliated Transactions Review Committee. We do not have a standing nominating committee or other committee performing a similar function. Nominations for directors are determined by the full Board.

      The Board meets immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and holds such other meetings as may be called from time to time by the Chairman of the Board, the President or any two directors. During the year ended December 31, 2002, the Board held four meetings, the Executive Committee held four meetings, the Compensation Committee held five meetings and the Audit Committee held four meetings. The Affiliated Transactions Review Committee did not meet during 2002. Each director attended at least 75% of the aggregate of the number of meetings of the Board and of all committees on which he served during the year.

      The Executive Committee is authorized to act for the Board between regularly scheduled meetings of the Board. The members of the Executive Committee during 2002 were Douglas G. Borror (Chairman), Donald A. Borror, David
S. Borror, Jon M. Donnell and Pete A. Klisares.

      The Compensation Committee determines the compensation of the Company's executive officers. The members of the Compensation Committee during 2002 were Pete A. Klisares (Chairman), Gerald E. Mayo and C. Ronald Tilley.

      The Audit Committee oversees accounting, auditing and financial reporting matters. The members of the Audit Committee during 2002 were Gerald E. Mayo (Chairman), Pete A. Klisares and C. Ronald Tilley.

      The Affiliated Transactions Review Committee reviews and authorizes material transactions between the Company and its affiliates or related parties. The members of the Affiliated Transactions Review Committee during 2002 were Pete A. Klisares (Chairman), Gerald E. Mayo and C. Ronald Tilley.

Election Procedures

      The Company has not received from any shareholder any notice of a proposed nominee for election at the Annual Meeting. It is the intention of the persons named as proxies in the accompanying form of Proxy to vote for the election of the five (5) nominees named above unless a shareholder otherwise directs on a Proxy. If, by reason of death or other unexpected occurrence, any such nominee is unable to stand for election, each Proxy will be voted for such substitute as the Board recommends. As of the date of this Proxy Statement, the Board knows of no reason why any of the nominees would be unable to serve if elected. Proxies cannot be voted for more than five (5) directors.

Recommendation and Vote

      Shareholders do not have cumulative voting rights in the election of directors. The five nominees receiving the greatest number of votes will be elected as directors.

      The Board unanimously recommends that the shareholders vote "FOR" the election of each of its nominees.

                                   PROPOSAL 2

                        APPROVAL OF DOMINION HOMES, INC.
                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN

      On March 11, 2003 the Board of Directors (the "Board") adopted, subject to approval by the shareholders, the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan (the "2003 Incentive Equity Plan"). Set forth below is a summary of the 2003 Incentive Equity Plan, which summary is qualified in its entirety by reference to the 2003 Incentive Equity Plan, a copy of which is attached hereto as Appendix II.

      The 2003 Incentive Equity Plan authorizes the granting of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) nonstatutory stock options ("NSOs" and together with ISOs, "Options"), (iii) performance shares, (iv) performance units, (v) restricted shares and (vi) stock appreciation rights ("SARs")(ISOs, NSOs, performance shares, performance units, restricted shares and SARs are referred to collectively as "Awards"). The purpose of the 2003 Incentive Equity Plan is to foster and promote our long-term financial success and to materially increase shareholder value by providing employees and eligible directors ("Participants") an opportunity to acquire an ownership interest in the Company and enabling us to attract and retain the services of outstanding employees and directors upon whose judgment, interest and special efforts the successful conduct of our business is largely dependent.

      There will be 500,000 (subject to adjustment as described below) of our common shares (the "Common Shares") available for issuance under the 2003 Incentive Equity Plan. However, in any year, no employee may be issued Options affecting more than 50,000 (subject to adjustment as described below) Common Shares and SARs affecting more than 50,000 (subject to adjustment as described below) Common Shares. We presently maintain the Dominion Homes, Inc. Incentive Stock Plan which was originally approved by our sole shareholder in 1994 (the "1994 Incentive Stock Plan"). Upon the receipt of shareholder approval of the 2003 Incentive Equity Plan, the 1994 Incentive Stock Plan will terminate and the remaining 92,589 Common Shares available under the 1994 Incentive Stock Plan as of the date of this Proxy Statement will be cancelled and will not be awarded. However all awards outstanding under the 1994 Incentive Stock Plan at the time of its termination will continue to be governed by the provisions of the 1994 Incentive Stock Plan until such awards are exercised or forfeited.

      Common Shares subject to the 2003 Incentive Equity Plan may either be authorized but unissued shares or treasury shares. If any Award granted under the 2003 Incentive Equity Plan is cancelled, terminated or otherwise settled without the issuance of any shares, the shares reserved for such Award may again be granted under the 2003 Incentive Equity Plan.

      Other than "director options," as of the date of this Proxy Statement, no determination has been made regarding the identity of the Participants to whom Awards may be granted under the 2003 Incentive Equity Plan or the kinds of Awards or numbers of shares to be subject to Awards that will be granted to such Participants. We anticipate that, annually, each of our five non-employee directors will be granted director options covering 2,500 Common Shares under the 2003 Incentive Equity Plan. All of our executives will be eligible to be granted Awards under the 2003 Incentive Equity Plan, including the executive officers named in the Summary Compensation Table. During 2002, no stock options were granted to our Named Executive Officers, but Douglas Borror received a grant of 30,000 restricted Common Shares and Jon Donnell received a grant of 25,000 restricted Common Shares. During 2002, no stock options were granted to our current executive officers or to any other employee, including current officers who are not our executive officers. We did award 2,700 performance shares to our employees, none of whom were officers or executive officers. Because the granting of Awards under the 2003 Incentive Equity Plan will be made by the Compensation Committee of the Board of Directors (the "Compensation Committee") based (except as noted below) on a subjective determination of the relative current and future contribution that each Participant has made or may make to our long-term welfare, past grants may not be reflective of future grants of Awards under the 2003 Incentive Equity Plan.

Summary of Operation of the 2003 Incentive Equity Plan

Administration of the 2003 Incentive Equity Plan

      The 2003 Incentive Equity Plan will be administered by the Compensation Committee, which has the authority to determine, among other things, the Participants to whom Awards will be granted under the 2003 Incentive Equity Plan, the type of Awards to be granted and the terms and conditions of such Awards. The Compensation Committee consists of not less than three members of the Board (i) who are "outside directors" within the meaning of Treasury Regulation Section 1.162-27(c)(4) and the regulations and rulings thereunder, (ii) who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and (iii) none of whom receive payment from us in any capacity other than as a director, except as permitted under Treasury Regulation Sections 1.162-27(e)(3)(ii) and (iii). The plan also allows the Compensation Committee to delegate ministerial duties and the authority to issue some awards to employees who are not officers of the Company.

Options

      Options may be granted under the 2003 Incentive Equity Plan. No ISO may be exercised more than ten years after it is granted, and any ISO which is granted to an individual who, on the effective date of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock then outstanding and entitled to vote, will not be exercisable more than five years after it is granted. No person may be granted ISOs under the 2003 Incentive Equity Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the shares with respect to which all incentive stock options held by such person are exercisable for the first time by such option holder during any calendar year under the 2003 Incentive Equity Plan and all other stock option plans maintained by us to exceed $100,000. ISOs may only be granted to persons who are common law employees of the Company at the time of grant.

      On the first business day after the annual meeting of our shareholders, each non- employee director will be granted "director options", which are NSOs, to purchase 2,500 shares.

Exercise of Options

      Options will vest and be exercisable under a schedule described in each award agreement. Although this schedule may vary, the Company expects that options will vest and be exercisable generally within three to five years after the date of grant. Director options will vest and be exercisable immediately after the date of grant. Options to purchase a fraction of a share of stock will be paid in cash equal to the fair market value of the fractional share. Unless otherwise provided in the award agreement, no employee or director may exercise Options for fewer than the lesser of (i) 100 shares, or (ii) the full number of shares for which Options are then exercisable.

Option Exercise Price

      The exercise price of each Option will be specified by the Compensation Committee in the award agreement. For ISOs, the exercise price may not be less than the fair market value of a Common Share on the date of the grant. The fair market value of a Common Share on a particular date will be the closing sale price as shown on the Nasdaq National Market on the most recent trading day. As of the close of trading on March 21, 2003, the fair market value of a Common Share was $14.59 per share. In the case of any ISO granted to an individual who, on the effective date of the grant, owns shares possessing more than 10% of the total combined voting power of all classes of our stock, the exercise price per share must be at least 110% of the fair market value of a Common Share on the effective date of the ISO grant.

Payment of Option Exercise Price and Tax Withholding

      Unless otherwise specified in the award agreement, payment of the exercise price must be made in cash. The Compensation Committee may, however, in its discretion and in accordance with applicable law, develop other procedures to permit Participants to pay, including by attesting or tendering shares having a fair market value equal to the exercise price of the Option. We will make appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the exercise of such Option. If the Participant has not paid to us any required taxes, we may withhold from the value of the Award any amount necessary to comply with applicable law. The Compensation Committee may elect, in its sole discretion, to permit the Participant to pay applicable taxes by cash or personal check, by having shares otherwise issuable under the 2003 Incentive Equity Plan withheld by us, by surrendering previously acquired Common Shares that the Participant has held for at least six months or by a combination thereof.

Restricted Shares

      Restricted shares consists of Common Shares granted to employees, without payment therefore, which are subject to restrictions during a restriction period. These awards are additional compensation for services to us or one of our subsidiaries, and are subject to such terms and conditions as the Compensation Committee determines appropriate. Restricted shares may not be sold, assigned or otherwise transferred during the restriction period, throughout which the Compensation Committee will determine if the employee has met the conditions placed on the restricted shares. Subject to such other restrictions as are imposed by the Compensation Committee, we will normally hold the shares covered by a restricted share award in escrow pursuant to a stock power during the restriction period. Alternatively, restricted shares may instead be issued to the recipient with a legend evidencing the applicable restrictions. If all restrictions have been met by the end of the restriction period, the shares will be released from escrow (or any restrictions placed on the certificate removed) after the restriction period. If the restrictions have not been satisfied, the shares will be forfeited and will again become available for grants under the 2003 Incentive Equity Plan.

      During the restriction period, the employee to whom the restricted share award is made may exercise full voting rights associated with the restricted shares and we will hold all dividends or other distributions in escrow for the employee. At the end of the restriction period, such dividends or distributions will be forfeited or distributed as discussed above.

Performance Shares and Performance Units

      The Compensation Committee may also issue performance shares and performance units to employees based on the employee's performance and overall contribution to preserve and increase our value. Based upon criteria set forth in the 2003 Incentive Equity Plan, which will be applied to the Company's Chief Executive Officer and any other employee whose compensation is affected by
Section 162(m) of the Code, the Compensation Committee may establish performance goals for an employee for a particular performance period. Any such goals must be communicated to the affected employee no later than 90 days after the beginning of, or the expiration of 25% of, the performance period. The Compensation Committee will adjust performance goals to reflect any substantive changes in the employee's description or duties and, to the extent such goals are based on Common Shares, to reflect any changes in our capitalization. At the end of the performance period, the employee's performance will be assessed and performance shares or units will be either (i) forfeited, to the extent the goals have not been met, or (ii) valued and distributed, in a lump sum payment in the form of cash, stock or both, to the extent applicable goals have been met. Unless the award agreement specifies otherwise, during the performance period key employees may not exercise full voting rights associated with their performance shares or units, and all dividends or other distributions pertaining to the performance shares or units will be held by the company in escrow and will be either distributed or forfeited as discussed above.

      Performance shares also may be issued to employees who have contributed to the success of the Company without regard to specific performance standards.

Stock Appreciation Rights

      The Compensation Committee may, in its discretion, grant an SAR to an employee. SARs may be granted either alone or affiliated with or in tandem with any Option granted under the 2003 Incentive Equity Plan. Upon the exercise of an SAR granted in tandem with an Option, the Option to which the SAR relates (or the corresponding portion thereof) will be forfeited upon payment of the exercised SAR. Upon the exercise of an Option granted in tandem with an SAR, the SAR to which the Option relates (or the corresponding portion thereof) will be forfeited. A tandem SAR will expire, unless previously exercised, no later than the expiration of the related Option. The exercise price of a tandem SAR may not be less than the exercise price of the related Option (or portion thereof) surrendered by the option holder, and the value of the payout for the tandem SAR will not be more than 100% of the difference between the exercise price of the related Option and the fair market value of a Common Share subject to the related Option at the time the SAR is exercised. A tandem SAR may only be exercised if the fair market value of the shares subject to the related Option is larger than the exercise price of the related Option.

      An affiliated SAR will be deemed to be exercised at the time the affiliated Option is exercised, and will expire no later than the date on which the affiliated Option expires. The value of the payout for an affiliated SAR will not be more than the exercise price of the affiliated Option and an affiliated SAR may only be exercised if the fair market value of the shares subject to the affiliated Option is larger than the exercise price of the affiliated Option.

      SARs may also be issued on a freestanding basis subject to the terms specified in the award agreement. The exercise price of a freestanding SAR may not be less than fair market value of a Common Share on the date of the grant. Freestanding SARs are not tied to a specific Option and when exercised do not result in the forfeiture of any Options. In its discretion the Compensation Committee may provide for the payment of an SAR in cash, shares or a combination of both.

Exercise of Awards; Expiration and Termination

      If exercisable by their terms, Awards generally must be exercised before the earlier of 90 days after the date of termination of service (unless the option holder continues to provide regular services to the Company as a director or, in the Committee's discretion, as a consultant), the fixed expiration date or ten years from the date of grant in the case of a director's option, NSOs or ISOs (5 years in the case of an ISO held by a 10% shareholder). If a Participant's employment is terminated for cause (as such term is defined in the 2003 Incentive Equity Plan), each of the Participant's outstanding Awards will be forfeited. In the event of the death or disability (as such term is defined in the 2003 Incentive Equity Plan) of a Participant while in the employment of or while serving as a director on the Board, each of the Participant's unexercised Awards will become immediately exercisable by his or her estate and will expire on the earlier of (i) the fixed expiration date, or (ii) 12 months after the date of termination due to death or disability. In the case of retirement (as such term is defined in the 2003 Incentive Equity Plan), the Participant's unexercised Awards will expire on the earlier of (i) the fixed expiration date or (ii) 12 months after the termination of employment due to retirement (three months in the case of an ISO). If a Participant fails to comply with certain requirements of the 2003 Incentive Equity Plan, such as obtaining the Company's written consent before engaging in certain activities that may be adverse to its interests, he or she will forfeit all outstanding awards. These activities are set forth in the 2003 Incentive Equity Plan.

Repricing

      The Plan also allows the Compensation Committee to "reprice" outstanding awards, to the extent it believes this to be necessary to meet the purposes of the plan. Repricing means that the Compensation Committee may change any term of an outstanding award (such as its exercise price or exercise period) or may exchange an award for another award. The plan also allows the Company to repurchase any outstanding award for cash at a value established, in good faith, by the Compensation Committee (such as application of the Black Scholes valuation model or similar model).

Change in Control

      A "change in control" will be deemed to have occurred upon the occurrence of any of the following events:

      1. Douglas Borror and David Borror both cease to be members of the Board; or

      2. Any direct or indirect acquisition by a person or group, directly or indirectly, of our securities representing more than 40 percent of the combined voting power of our then outstanding securities; provided, however, that a "person" or "group" will not include:

                  a.    the Company;

                  b.    any entity under common control with the Company;

                  c. BRC Properties Inc. or any of its shareholders or members of the family of Donald A. Borror; or

                  d. any employee benefit plan of any entity described in Section a, b and/or c above; or

      3. The adoption or authorization by our shareholders of a definitive agreement for the merger or other business combination of the Company in which our shareholders will own less than 50 percent of the voting power in the surviving entity or for the sale or other disposition of all or substantially all of our assets; or

      4. The adoption by our shareholders of a plan relating to the liquidation or dissolution of the Company.

In the event of a change in control, each Option (other than director options) outstanding on the date that the change in control occurs will be cancelled in exchange for cash equal to the excess between the change in control price (as defined in the 2003 Incentive Equity Plan) over the exercise price of the cancelled Option, and all related SARs will be cancelled. Also upon a change in control, all directors options will be cancelled in exchange for a lump sum cash payment equal to the difference between the change in control price and the exercise price; however, if after the change in control the Common Shares continue to be traded on an established securities market or the director continues to be a board member, the director options will be unaffected by the change in control. All freestanding SARs will be deemed exercisable and will be paid in a single lump sum cash payment. All performance goals will be deemed to have been met upon the occurrence of a change in control and all performance shares and units will be distributed in a single lump sum cash payment. Upon a change in control, all stock units will be settled for a lump sum cash payment. Also, any restrictions applicable to restricted shares will lapse and will be unconditionally transferred to the holders.

      The aforementioned accelerated payments will not be made if the Compensation Committee determines, prior to the change in control and subject to requirements contained in the 2003 Incentive Equity Plan, that immediately after the change in control the Awards will be honored or assumed, or substantially equivalent rights having substantially equivalent value will be substituted therefore by the employee's new employer.

Limitations on Transfer of Awards

      With the permission of the Compensation Committee, a person who has been granted an Award under the 2003 Incentive Equity Plan may transfer such Award (other than an ISO) to a revocable inter vivos trust as to which the Participant is the settlor or may transfer such Award to a "Permissible Transferee." A Permissible Transferee is any member of the immediate family of the Participant, any trust, whether revocable or irrevocable, solely for the benefit of members of the Participant's immediate family, any partnership or limited liability company whose only partners or members are members of the Participant's immediate family or an organization described under Section 501(c)(3) of the Code. Any transferee of an Award will remain subject to all of the terms and conditions applicable to such Award and any rules prescribed by the Compensation Committee. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution, and then only to another Permissible Transferee. Other than as described above, an Award granted under the 2003 Incentive Equity Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom the Award was granted, may be exercised only by such employee, his guardian or legal representative.

Adjustments Upon Changes in Capitalization

      The number of Common Shares available for Awards and subject to outstanding Awards under the 2003 Incentive Equity Plan will be adjusted, as appropriate, by the Compensation Committee in the event of any merger, consolidation, recapitalization, reclassification, split-up, combination of shares, stock dividend or other similar transaction affecting the Common Shares.

Amendment, Modification and Termination

      The Board or the Compensation Committee may at any time terminate, suspend or amend the 2003 Incentive Equity Plan, in whole or in part, without shareholder approval. The Board or the Compensation Committee, however, may not amend the 2003 Incentive Equity Plan without shareholder approval if such approval is required (i) to satisfy the requirements of Rule 16b-3 under the Exchange Act, (ii) to satisfy applicable requirements of the Code, or (iii) to satisfy applicable requirements of Nasdaq National Market or any securities exchange on which any of our equity securities are listed or traded. In addition, no amendment may result in the loss of a Compensation Committee member's status as a "non-employee director," cause the 2003 Incentive Equity Plan not to meet the requirements of Rule 16b-3 or, without the consent of the Participant, adversely affect any Award issued before the amendment, termination or suspension.

      By its terms, the 2003 Incentive Equity Plan will expire ten years after the date it was adopted by the Board.

Federal Income Tax Consequences

      The foregoing is a summary of the federal income tax consequences to the Participants in the Plan and to the Company, based upon current income tax laws, regulations and rulings.

Incentive Stock Options

      A Participant does not realize income on the grant of an ISO. If a Participant exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the Participant will not realize any ordinary taxable income by reason of the exercise and neither the Company nor its subsidiaries will be allowed a deduction by reason of the grant or exercise. The Participant's basis in the shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an Option with shares already owned by the Participant and taxes imposed on tax preference items). Provided the Participant holds the shares as a capital asset at the time of sale or other disposition of the shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares and the Participant's basis in the shares. If a Participant disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the Participant will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the Participant's basis in the shares. Also in this case, the Company or its subsidiary will be entitled to a deduction in an amount equal to such income.

      If a Participant disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and such basis will be a long- or short-term capital loss, depending upon the holding period of the shares, provided the Participant holds the shares as a capital asset at the time of disposition. The excess of the fair market value of the shares at the time the ISO is exercised over the exercise price for the shares is treated as a tax preference item (the "Incentive Stock Option Preference") unless the Participant makes an Early Disposition of such shares. See "Taxation of Preference Items" below.

Nonstatutory Stock Options

      NSOs do not receive the special tax treatment accorded to ISOs under the Code. Although a Participant does not recognize income at the time of the grant of the Option, he or she recognizes ordinary income upon the exercise of an NSO in an amount equal to the difference between the fair market value of the shares on the date of exercise of the Option and the amount paid for the shares.

      The excess of the fair market value of the shares on the date of exercise of an NSO over the exercise price is not treated as an item of "tax preference" as such term is used in the Code.

Payment of Exercise Price of Shares

      If the Participant exercises an Option by surrendering shares owned by him or her for at least six months ("Old Shares"), the following rules apply:

      1. To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the Participant will recognize ordinary income on the receipt of such additional shares (provided the Option is not an ISO) in an amount equal to the fair market value of such additional shares less any amount paid for them and the Company or a subsidiary will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an ISO, the amount, if any, paid for additional shares) on the date of exercise, and the holding period for such additional shares will commence on the date the Option is exercised.

      2. Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, if the Participant exercises an ISO by surrendering Old Shares which were acquired through the exercise of an ISO and if the surrender occurs prior to the expiration of the holding period applicable to ISOs, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

      3. If the Old Shares surrendered were acquired by the Participant by exercise of an ISO, then the exchange will not constitute an Early Disposition of the Old Shares unless the option being exercised is an ISO and the holding period applicable to an ISO has not been met at the time of the surrender.

Restricted Share Awards

      A Participant who is granted a restricted share award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to both a substantial risk of forfeiture and restrictions on transferability. Upon lapse or release of the risk of forfeiture or restriction on transferability, or upon a sale or disposition of the shares, the Participant will be taxed at ordinary income tax rates on an amount equal to either the current fair market value of the shares (in the case of lapse or termination) or the sale price (in the case of a sale), less any consideration paid for the shares. The Company will be entitled to a corresponding deduction. The basis of the shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition, any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

      A Participant who is granted a restricted share award may elect to be taxed at ordinary income tax rates on the full fair market value of the shares at the time of issuance (less any consideration paid). The basis of the shares so acquired will be equal to the fair market value at such time. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

Stock Appreciation Rights

      Although the recipient of an SAR does not recognize income at the time the right is granted, the recipient will recognize income in the year the right is exercised in an amount equal to the cash and the fair market value of the property received. We will be entitled to deduct as compensation an amount equal to the income recognized by the recipient, and such deduction shall be claimed in the taxable year in which the award becomes payable to the recipient.

      We are entitled to deduct as compensation the amount included in the recipient's gross income as a result of the payment of the award in stock only in the taxable year in which or with which ends the taxable year of the recipient in which the recipient recognizes gross income. If an SAR is paid in shares, the recipient's basis will be equal to the fair market value of the shares when received, and the holding period will begin on that date.

Performance Shares and Units

      Performance shares and units will become fully taxable to the recipient when the requirements on the shares or units are met, and such shares or units become earned and non-forfeitable. The participant will be taxed on the amount equal to the cash and/or fair market value received upon payment.

Taxation of Long-Term Capital Gains

      For capital assets held for more than 12 months, the maximum rate of tax on net capital gains is 20%. A 10% rate applies to taxpayers in the 15% ordinary income tax bracket. Gains on capital assets held for more than five years are subject to a reduced rate. The 20% and 10% rates discussed above are reduced to 18% and 8% respectively in such case.

Taxation of Preference Items

      Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (1) 26% of the optionee's "alternative minimum taxable income" up to $175,000 ($87,500 in the case of married taxpayers filing separately) and 28% of alternative minimum taxable income in excess of $175,000 ($87,500 in the case of married taxpayers filing separately) over (2) his or her "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Incentive Stock Option Preference and any other items of tax preference to his or her adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $35,750 for single taxpayers ($33,750 for taxable years 2005 and later), $49,000 for married taxpayers filing jointly ($45,000 for taxable years 2005 and later) and $24,500 for married taxpayers filing separately ($22,500 for taxable years 2005 and later).

Other Matters

      The 2003 Incentive Equity Plan is intended to comply with Section 162(m) of the Code with respect to Options, SARs performance shares and performance units granted thereunder. Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated executive officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year (collectively, the "Section 162(m) Officers"). The $1 million compensation deduction limitation does not apply to "performance-based compensation." The final regulations issued by the Internal Revenue Service under Section 162(m) in December of 1995 (the "IRS Regulations") set forth a number of provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as "performance-based" for purposes of Section 162(m).

      The 2003 Incentive Equity Plan is intended to satisfy the requirements of the IRS Regulations with respect to Awards granted thereunder. We are seeking shareholder approval of the 2003 Incentive Equity Plan in a good faith effort to qualify compensation received thereunder as a result of Awards granted under the 2003 Incentive Equity Plan as "performance-based" for purposes of Section 162(m). If such shareholder approval is not obtained, the 2003 Incentive Equity Plan will be null and void.

Recommendation and Vote

      Shareholder approval of the 2003 Incentive Equity Plan will require the affirmative vote of the holders of a majority of the Common Shares issued and outstanding as of the record date. Shareholders will be asked to approve the following resolution at the Annual Meeting:

      RESOLVED, that the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan, in substantially the form attached to the Company's April 4, 2003 Proxy Statement as Appendix II, be, and it hereby is, adopted.

                        CERTAIN MATTERS REGARDING PROXIES

      All Common Shares represented by each properly executed Proxy received by the Board pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the Proxy. Except as described below with respect to broker non-votes, if no directions have been specified on a Proxy, the Common Shares represented by the Proxy will be voted in accordance with the Board's recommendations, which are as follows:

      "FOR" election as directors of the nine nominees named in the accompanying form of Proxy;

      "FOR" approval of the proposal to amend the Dominion Homes, Inc. Amended and Restated Code of Regulations to divide the Board into three (3) classes of directors and to permit the shareholders to remove a director only for cause; and

      "FOR" approval of the proposal to adopt the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan;

      Management knows of no other matters that may properly be brought, or which are likely to be brought, before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named as proxies in the accompanying form of Proxy or their substitutes will vote in accordance with their best judgment on such matters.

      Without affecting any vote previously taken, a shareholder signing and returning a Proxy has the power to revoke it at any time prior to its exercise by giving notice of such revocation to the Company in a writing or other verifiable communication delivered to Robert A. Meyer, Jr., Secretary of the Company, at our corporate offices at 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio 43017-0766, by executing a subsequent Proxy, or by attending the Annual Meeting and giving notice of such revocation in person to the inspector of elections at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a Proxy.

      Common Shares represented by proxies that have been signed or which constitute a verifiable communication and that are delivered to us will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker non-votes, as described in the following paragraph, also will be counted toward the establishment of a quorum.

      Broker/dealers who hold their customers' Common Shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters which, under such rules, typically include the election of directors and the ratification of the selection of independent public accountants. Broker/dealers may not vote such Common Shares on other matters without specific instructions from the customers who own such Common

Shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes.

      Broker non-votes and votes withheld will not be counted toward the election of directors or toward the election of individual nominees specified in the form of Proxy. As to all other proposals to be voted upon at the Annual Meeting, a broker non-vote or an abstention will have the same effect as a vote against the proposal.

      All costs of solicitation of Proxies will be borne by the Company. Solicitation of Proxies will be made by mail. Proxies may be further solicited at no additional compensation by officers, directors, or our employees by telephone, written communication or in person. Upon request, we will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of Common Shares of the Company. No solicitation will be made by specially engaged employees or other paid solicitors.

           PROPOSALS AND NOMINATIONS BY SHAREHOLDERS FOR 2004 MEETING

      In order to be eligible to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the shareholders of the Company to be held in 2004 (the "2004 Annual Meeting"), a shareholder must have continuously held at least $2,000 in market value, or 1% of the issued and outstanding Common Shares, for at least one year by the date on which the proposal is submitted. In addition, the shareholder must continue to hold the requisite number of Common Shares through the date of the 2004 Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and a statement that the shareholder intends to continue to hold the requisite number of Common Shares through the date of the 2004 Annual Meeting. If the proponent is not a shareholder of record, proof of beneficial ownership of the requisite number of Common Shares also should be submitted. The proxy rules of the Securities and Exchange Commission govern the content and form of shareholder proposals. All proposals must be a proper subject for action at the 2003 Annual Meeting.

      Any eligible shareholder who intends to submit a proposal for the 2004 Annual Meeting for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 5, 2003. The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the rules of the Securities and Exchange Commission.

      In addition, if a shareholder intends to submit a proposal at the 2004 Annual meeting without the inclusion of that proposal in the Company's proxy statement and form of proxy relating to that meeting and written notice of the proposal is not received by the Company on or before February 18, 2004, proxies solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority to vote on such proposal at such meeting.

      In accordance with Section 2.03 of the Regulations, a nominee for election as a director may be proposed only by the directors or by a shareholder entitled to vote for the election of directors if such shareholder shall have proposed such nominee in a written notice. Each written notice of a proposed nominee must set forth (1) the name, age, business or residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee for the past five years; and (3) the number of shares of each series and class of the Company owned beneficially and/or of record by each such nominee and the length of time any such shares have been owned. The written notice of a proposed nominee must be delivered or mailed by first class United States mail, postage prepaid, to our Secretary at our principal office and, in the case of a nominee proposed for election as a director at an annual meeting of shareholders, received by the Secretary on or before the later of (i) February 1, immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of our shareholders held for the election of directors, provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice must be received by the Secretary within a reasonable time prior to the date of such annual meeting.

                             ADDITIONAL INFORMATION

      Upon the written request of any person solicited, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, excluding exhibits, which was filed with the Securities Exchange Commission on March 31, 2003. Such request should be addressed to Dominion Homes, Inc., Investor Relations Department, Attn: Terry E. George, 5501 Frantz Road, Dublin, Ohio 43017. The written request must include a statement that, as of the close of business on March 21, 2003, the person was the beneficial owner of Common Shares.

                                                                      Appendix I

                              DOMINION HOMES, INC.

                  Amended and Restated Audit Committee Charter

Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Dominion Homes, Inc. (the "Company") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by obtaining an overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Committee shall have the sole authority for appointing, determining the compensation of and overseeing the work of the Company's public accountants.

In discharging its duties, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain and determine compensation for outside counsel, auditors or other experts for this purpose.

The Committee shall review and update this Charter periodically, but at least annually, as conditions dictate.

Membership

The Committee shall be comprised of not less than three members of the Board. The Committee and its members shall satisfy the independence, experience and financial expertise requirements of the National Association of Securities Dealers, Inc. and Section 10A of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Sarbanes-Oxley Act of 2002 (the "Act"), and the rules promulgated thereunder.

Key Responsibilities

The Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and that the public accountants are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to financial managements' or the public accountants' work.

The Committee recognizes the public accountants' ultimate accountability to the Committee, as representative of the Company's shareholders. The Committee shall have the sole authority to select, evaluate and, where appropriate, replace the public accountants (subject, if applicable, to shareholder ratification). The Committee shall approve in advance all audit engagement fees and terms and all non-audit engagements with the public accountants. In its capacity as a committee of the Board, the Committee shall be directly responsible for the oversight of the work of the public accounting firm (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the public accounting firm shall report directly to the Committee. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The following functions shall be the common recurring activities of the Committee in carrying out its duties. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

      Financial Reporting Process

      The Committee shall:

      o review with management and the public accountants the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) and review and consider with the public accountants the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61;

      o review and discuss with management and the public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles;

      o as a whole, or through the Committee's chair, and upon the request of the outside auditors, review with the public accountants the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 prior to the Company's filing of the Form 10-Q;

      o review or discuss, on a quarterly basis, reports from the public accountants on (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) any other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

      o discuss with management the Company's earnings press releases, including the use of "proforma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

      Internal Controls and Oversight

      The Committee shall:

      o discuss with management and the public accountants the quality and adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

      o discuss with management and the public accountants the risk of material misstatement of the financial statements due to fraud and obtain periodic briefings from management about any fraud, whether material or not material, that involves management or other employees who have a significant role in internal control.

      o request from the public accountants annually a formal written statement delineating all relationships between the public accountants and the Company consistent with Independence Standards Board Standard Number 1;

      o actively discuss with the public accountants any such disclosed relationships and their impact on the public accountants' objectivity and independence;

      o take appropriate action to oversee the independence of the public accountants;

      o ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Act, and further consider rotation of the public accounting firm itself;

      o recommend to the Board policies for the Company's hiring of employees or former employees of the public accountants who were engaged on the Company's account;

      o establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

      o review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Act and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

      Ethical and Legal Compliance

      The Committee shall:

      o     review any reports of the registered public accountants mandated by
            Section 10A of the Exchange Act and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A;

      o establish, review and update periodically a Code of Ethical Conduct applicable to employees of the Company;

      o ensure that management has established a system to enforce the Code of Ethical Conduct and complies with the disclosure obligations contained therein; and

      o review legal compliance matters with the Company's internal counsel, including corporate securities trading policies and any other legal matter which could have a significant impact on the Company's financial statements.

                                                                     Appendix II

                              DOMINION HOMES, INC.

                   2003 Stock Option and Incentive Equity Plan

                                  1.00 PURPOSE

This Plan is intended to foster and promote the long-term financial success of the Company and to materially increase shareholder value [1] by providing Employees and Eligible Directors an opportunity to acquire an ownership interest in the Company and [2] by enabling the Company to attract and retain the services of outstanding Employees and Eligible Directors upon whose judgment, interest and special efforts the successful conduct of the Company's business is largely dependent.

                                2.00 DEFINITIONS

When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

2.01 Act. The Securities Exchange Act of 1934, as amended.

2.02 Affiliated SAR. An SAR that is granted in conjunction with an Option and which is always deemed to have been exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR will not reduce the number of shares of Stock subject to the related Option, except to the extent of the exercise of the related Option.

2.03 Annual Meeting. The annual meeting of the Company's shareholders.

2.04 Award. Any Incentive Stock Option, Nonstatutory Stock Option, Performance Share, Performance Unit, Restricted Stock and Stock Appreciation Right issued under the Plan. During any single Plan Year, no Participant may be granted SARs affecting more than 50,000 shares of Stock allocated to the Plan (adjusted as provided in Section 5.03) and Options affecting more than 50,000 shares of Stock allocated to this Plan (adjusted as provided in Section 5.03), including Options and SARs that are cancelled [or deemed to have been cancelled under Treas. Reg. ss.1.162-27(e)(2)(vi)(B)] during the Plan Year issued.

2.05 Award Agreement. The written agreement described in Section 4.03.

2.06 Beneficiary. The person a Member designates to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies. A Beneficiary may be designated only by following the procedures described in
Section 13.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

2.07 Board. The Company's Board of Directors.

2.08 Cause. Unless the Committee specifies otherwise in the Award Agreement, with respect to any Member:

      [1] Any unauthorized disclosure of the Company's or any Subsidiary's business practices or accounts to a competitor that results in serious damage to the Company;

      [2] Willful and wrongful misappropriation of funds, property or rights of the Company or any Subsidiary that results in serious damage to the Company or any Subsidiary;

      [3] Willful and wrongful destruction of business records or other property that results in serious damage to the Company or any Subsidiary;

      [4] Conviction of a felony involving moral turpitude;

      [5] Conviction of a misdemeanor involving moral turpitude but only if the conviction arose as part of a plea bargain and relates to acts that were originally charged as felonies;

      [6] Gross and willful misconduct that results in serious damage to the Company or any Subsidiary;

      [7] Material breach of, or inability to perform, regularly assigned duties, other than by reason of disability (as defined in the Company's short-term disability plan); or

      [8] A Member's failure to return to active employment with the Company or any Subsidiary within 30 days after the end of any disability (as defined in the Company's short-term disability plan) but only if that period ends before the Member's Retirement.

2.09 Change in Control. The occurrence of any of the following events:

      [1] Douglas Borror and David Borror both cease to be members of the Company's Board of Directors; or

      [2] Any direct or indirect acquisition by a "person," including a "group" [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act")] after which the "person" or "group" is the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 40 percent of the combined voting power of the Company's then outstanding securities; provided, however, that "person" or "group" will not include [a] the Company, [b] any entity under common control with the Company (within the meaning of Code ss.414), [c] BRC Properties Inc. or any of its shareholders or members of the family (as defined in Code ss.318) of Donald Borror or [d] any employee benefit plan of any entity described in Section 2.09[2][a], [b] and/or [c] of this definition; or

      [3] The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of that merger or other business combination own less than 50 percent of the voting power in the entity immediately after the effective date of that merger or other business combination or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

      [4] The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company.

2.10 Change in Control Price. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.

2.11 Code. The Internal Revenue Code of 1986, as amended, and any regulations issued under the Code and any applicable regulations or rulings issued under the Code.

2.12 Committee.

      [1] In the case of Awards to Eligible Directors, the Board; or

      [2] In the case of all other Awards, the Board's Compensation Committee which also constitutes a "compensation committee" within the meaning of Treas. Reg. ss.1.162-27(c)(4). The Committee will be comprised of at least three persons [a] each of whom is [i] an outside director, as defined in Treas. Reg. ss.1.162-27(e)(3)(i), and [ii] a "non-employee" director within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Treas. Reg. ss.1.162-27(e)(3)(ii).

2.13 Company. Dominion Homes, Inc., an Ohio corporation

2.14 Director Option. A Nonstatutory Stock Option granted to an Eligible Director under Section 6.05.

2.15 Disability. Unless the Committee specifies otherwise in the Award
Agreement:

      [1] With respect to any Award other than an Incentive Stock Option, a Participant's inability due to illness, accident or otherwise to perform his duties for the period of time during which benefits are payable to the Participant under the Company's short-term disability plan, as determined by an independent physician selected by the Committee and reasonably acceptable to the Participant (or to his or her legal representative), provided that the Participant does not return to work on a substantially full-time basis within 30 days after the Company notifies the Participant that his employment is being terminated because of his or her Disability; or

      [2] With respect to an Incentive Stock Option, as defined in Code ss.22(e)(3).

2.16 Effective Date. The earlier of the date this Plan is adopted by the Board or the date the Plan is approved by the Company's shareholders.

2.17 Eligible Director. A person who, on an applicable Grant Date [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, an Eligible Director's status will be determined as of the Grant Date applicable to each affected Award.

2.18 Employee. Any person who, on an applicable Grant Date, is a common law employee of the Company or any Subsidiary and is performing services and to whom the Committee has granted an Award. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.19 Exercise Price. The price at which a Member may exercise an Award.

2.20 Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

      [1] If the Stock is traded on the Nasdaq National Market or on an exchange, the reported "closing price" on the last trading day before the relevant date;

      [2] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the last trading day before the relevant date; or

      [3] If neither Section 2.20[1] nor Section 2.20[2] applies, the fair market value as determined by the Committee in good faith.

2.21 Freestanding SAR. An SAR that is not associated with an Option and is granted under Section 9.00.

2.22 Grant Date. The date an Award is granted to a Participant, whether or not an Award Agreement is required.

2.23 Incentive Stock Option. Any Option granted under Section 6.00 that meets the conditions imposed under Code ss.422(b).

2.24 Member. Each Participant and Terminated Participant to whom an Award has been granted and which has not expired under the terms of the Award Agreement or as provided in Section 10.00.

2.25 Nonstatutory Stock Option. Any Option granted under Section 6.00 that is not an Incentive Stock Option.

2.26 Option. The right granted under the Plan to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonstatutory Stock Option.

2.27 Participant. Any Employee or Eligible Director who has not Terminated.

2.28 Performance Goal. The conditions that must be met before an Employee will earn a Performance Share or Performance Unit.

2.29 Performance Period. The period over which the Committee will determine if applicable Performance Goals have been met.

2.30 Performance Share. An Award granted under Section 8.00.

2.31 Performance Unit. An Award granted under Section 8.00.

2.32 Plan. The Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan.

2.33 Plan Year. The Company's fiscal year.

2.34 Prior Plan. The Dominion Homes, Inc. Incentive Stock Plan.

2.35 Restricted Stock. An Award granted under Section 7.00.

2.36 Restriction Period. The period over which the Committee will determine if an Employee has met conditions placed on Restricted Stock.

2.37 Retirement. Unless the Committee specifies otherwise in the Award Agreement, the date an Employee Terminates on or after reaching age 55.

2.38 Stock. A common share, without par value, issued by the Company.

2.39 Stock Appreciation Right (or "SAR"). An Award granted under Section 9.00 that is a Tandem SAR, an Affiliated SAR or a Freestanding SAR.

2.40 Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

2.41 Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 9.00.

2.42 Termination or Terminated. Unless the Committee specifies otherwise in the Award Agreement, [1] cessation of the employee-employer relationship between an Employee and the Company and all Subsidiaries for any reason or [2] cessation of an Eligible Director's service on the Board for any reason. However, a Member will not be treated as having Terminated if, without interruption, his or her status changes from Employee to Eligible Director or, if the Company agrees, from Employee or Eligible Director to consultant.

                               3.00 PARTICIPATION

3.01 Employees.

      [1] Consistent with the terms of the Plan and subject to Sections 3.02 and 3.03, the Committee will:

            [a] Decide which Employees may become Participants;

            [b] Decide which Employees will be granted Awards; and

            [c] Specify the type of Award to be granted and the terms upon which an Award will be granted.

      [2] The Committee may establish different terms and conditions:

            [a] For each type of Award;

            [b] For each Employee receiving the same type of Award; and

            [c] For the same Employees for each Award the Employee receives, whether or not those Awards are granted at different times.

3.02 Eligible Directors. Each Eligible Director will [1] become a Participant on the date he or she becomes an Eligible Director and [2] receive the Awards described in Section 6.05 without any further action by the Committee. However, as of the date an Award is made, the Committee may complete and deliver an Award Agreement to each affected Eligible Director describing the terms of the Award.

3.03 Conditions of Participation. Each Participant receiving an Award agrees

      [1] If required by the Committee, to sign an Award Agreement acknowledging the terms of the Plan and of the Award;

      [2] To be bound by the terms of the Award Agreement and the Plan; and

      [3] To comply with other conditions imposed by the Committee.

                               4.00 ADMINISTRATION

4.01 Committee Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan's objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company's interests and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Ministerial Duties. In its sole discretion and to the extent allowed by law and consistent with Plan objectives, the Committee may delegate any duties associated with the Plan to any person (including employees) that it deems appropriate.

4.03 Award Agreement. At the time any Award is made, the Committee may prepare and deliver an Award Agreement to each affected Participant. The Award
Agreement:

      [1] Will describe:

            [a] The type of Award and when and how it may be exercised;

            [b] The effect of exercising the Award; and

            [c] Any Exercise Price associated with the Award.

      [2] To the extent different from the terms of the Plan, will describe:

            [a] Any conditions that must be met before the Award may be exercised;

            [b] Any objective restrictions placed on Restricted Stock, Performance Shares and Performance Units and any performance related conditions and Performance Goals that must be met before those restrictions will be released;

            [c] When and how an Award may be exercised; and

            [d] Any other applicable terms and conditions affecting the Award.

4.04 Repricing/Settlement. In its sole discretion, the Committee may "reprice" (as defined under rules issued by the Nasdaq National Market or any national securities exchange or system on which shares of Stock are then listed or traded) any Award and may repurchase or settle any outstanding Award for cash at any time and on any basis it believes is appropriate and consistent with the Plan's purposes.

                           5.00 STOCK SUBJECT TO PLAN

5.01 Number of Shares of Stock. Subject to Sections 5.02 and 5.03, the number of shares of Stock subject to Awards under the Plan may not be larger than 500,000. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02 Cancelled, Terminated or Forfeited Awards or Awards Settled for Cash. Any Stock subject to an Award that, for any reason, is cancelled, terminated or forfeited or otherwise settled without the issuance of the Stock may again be granted under the Plan.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, the Committee will adjust as it deems appropriate

[1] the number of Awards that may or will be issued to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently issued Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently issued Awards.

                                  6.00 OPTIONS

6.01 Grant of Options. The Committee may grant Options to Employees and Eligible Directors at any time during the term of this Plan. Options may be either [1] Incentive Stock Options or [2] Nonstatutory Stock Options. However, Options issued to Eligible Directors must always be Nonstatutory Stock Options.

6.02 Option Price. Each Option will bear the Exercise Price the Committee specifies in the Award Agreement. However, in the case of an Incentive Stock Option, the Exercise Price [1] will not be less than the Fair Market Value of a share of Stock on the Grant Date and [2] will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code ss.424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock.

6.03 Exercise of Options. Subject to the terms of the Plan, Options will be exercisable under the conditions specified in the Award Agreement. However:

      [1] Any Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share.

      [2] Unless the Committee specifies otherwise in the Award Agreement, no Employee may exercise Options for fewer than the smaller of:

            [a] 100 shares of Stock; or

            [b] The full number of shares of Stock for which Options are then exercisable.

      [3] No Option may be exercised more than ten years after it is granted (five years in respect of an Incentive Stock Option, if the Employee owns [as defined in Code ss.424(d)] Stock possessing more than 10 percent of total combined voting power of all classes of Stock on the Grant Date).

6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

      [1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered; nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code ss.422, or, without the consent of any affected Member, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code ss.421;

      [2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Member during any calendar year (under all option plans of the Company and all Subsidiaries of the Company) will not exceed $100,000 [or other amount specified in Code ss.422(d)]; and

      [3] No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.

6.05 Director Options.

      [1] On the first business day after each Annual Meeting, each Eligible Director will be issued Director Options to purchase 2,500 shares of Stock. The Director Options issued under this section will be reduced (but not below zero) by any options issued for the same purpose under the Prior Plan.

      [2] Subject to the terms of the Plan and the Award Agreement, each Director Option may be exercised at any time during the ten years beginning on the Grant Date.

      [3] However:

            [a] Any Director Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share;

            [b] Unless the Committee specifies otherwise in the Award Agreement, no Eligible Director may exercise Director Options for fewer than the smaller of:

                  [i]   100 shares of Stock; or

                  [ii] The full number of shares of Stock for which Director Options are then exercisable.

6.06 Payment for Options. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid in cash. However, the Committee may, at any time and in its discretion, develop, and extend to some or all Members, procedures through which Members may pay an Option's Exercise Price, including allowing a Member to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

6.07 Transferability of Stock. Unless the Committee specifies otherwise in the Award Agreement, Stock acquired through an Option will be transferable, subject to applicable federal securities laws, the Company's stock trading policy, the requirements of the Nasdaq National Market or any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

                              7.00 RESTRICTED STOCK

7.01 Restricted Stock Grants. Subject to the terms of the Plan and the Award Agreement, the Committee may grant Restricted Stock to Employees at any time during the term of this Plan.

7.02 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. Restricted Stock normally will be held by the Company as escrow agent during the Restriction Period and will be distributed as described in Section 7.03. However, at any time during the Restriction Period, the Committee may, in its sole discretion, issue the Restricted Stock to the Employee in the form of certificates containing a legend describing restrictions imposed on the Restricted Stock.

7.03 Removal of Restrictions. Shares of Restricted Stock will be:

      [1] Forfeited, if all restrictions have not been met at the end of the Restriction Period and again become available to be granted under the Plan; or

      [2] Released from escrow and distributed to the affected Employee (or any restrictions imposed on the distributed certificate removed) as soon as practicable after the last day of the Restriction Period if all restrictions have then been met.

7.04 Rights Associated with Restricted Stock. During the Restriction Period:

      [1] Employees may exercise full voting rights associated with their Restricted Stock; and

      [2] All dividends and other distributions paid with respect to any Restricted Stock will be held by the Company as escrow agent during the Restriction Period. At the end of the Restriction Period, these dividends will be distributed to the Employee or forfeited as provided in Section
      7.03. No interest or other accretion will be credited with respect to any dividends held in this escrow account. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

                  8.00 PERFORMANCE SHARES AND PERFORMANCE UNITS

8.01 Performance Shares and Performance Unit Grants. Subject to the terms of the Plan and the Award Agreement, the Committee may grant Performance Shares or Performance Units to Employees at any time during the term of this Plan. However, Performance Shares and Performance Units will be granted to Participants whose compensation is subject to Code ss.162(m) ["Code ss.162(m) Participants"] solely under the terms of Section 8.02, while Performance Shares and Performance Units will be granted to Participants who are not Code ss.162(m) Participants solely under the terms of Section 8.03.

8.02 Code ss.162(m) Participants.

      [1] For each Performance Period, the Committee will establish the Performance Goal that will be applied to determine the Performance Shares or Performance Units that may be distributed at the end of the Performance Period to any Code ss.162(m) Participant.

      [2] In establishing each affected Code ss.162(m) Participant's Performance Goal, the Committee will consider the relevance of his or her assigned duties and responsibilities to factors that preserve and increase the Company's value. These factors will include:

            [a] Increasing sales;

            [b] Developing new products and lines of revenue;

            [c] Reducing operating expenses;

            [d] Increasing customer satisfaction;

            [e] Developing new markets and increasing the Company's share of existing markets;

            [f] Meeting completion schedules;

            [g] Increasing standardized pricing;

            [h] Developing and managing relationships with regulatory and other governmental agencies;

            [i] Managing cash;

            [j] Managing claims against the Company, including litigation;

            [k] Identifying and completing strategic acquisitions; and

            [l] Increasing the Company's book value.

      [3] The Committee will make adjustments that appropriately reflect:

            [a] The effect on any Performance Goal of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. This adjustment to the Performance Goal will be made [i] to the extent the Performance Goal is based on Stock, [ii] as of the effective date of the event and [iii] for the Performance Period in which the event occurs. Also, the Committee will make a similar adjustment to any portion of a Performance Goal that is not based on Stock but which is affected by an event having an effect similar to those just described.

            [b] A substantive change in a Code ss.162(m) Participant's job description or assigned duties and responsibilities.

      [4] Performance Goals will be established and communicated to each affected Code ss.162(m) Participant in an Award Agreement no later than the earlier of:

            [a] 90 days after the beginning of the applicable Performance Period; or

            [b] The expiration of 25 percent of the applicable Performance
            Period.

      [5] As of the end of each Performance Period, the Committee will certify to the Board the extent to which each Code ss.162(m) Participant has or has not met the Performance Goals established under this section. These Performance Shares or Performance Units will be:

            [a] Forfeited, to the extent that Performance Goals have not been met at the end of the Performance Period, and again become available to be granted under the Plan; or

            [b] Valued and distributed, in a single lump sum in the form of cash, Stock or a combination of both (as determined by the Committee) as soon as practicable after the last day of the Performance Period, to the extent that related Performance Goals have been met.

8.03 Non-Code ss.162(m) Participants. At its discretion, the Committee may issue Performance Shares and Performance Units to Participants who are not Code ss.162(m) Participants ("Non-Code ss.162(m) Participants") by applying the procedures described in Section 8.02 or on any other basis it deems appropriate. These Performance Shares or Performance Units will be;

      [1] Forfeited, to the extent that any Performance Goals or other standards (if any) have not been met, and again become available to be granted under the Plan; or

      [2] Valued and distributed, in a single lump sum in the form of cash, Stock or a combination of both (as determined by the Committee) at a time determined by the Committee, to the extent that related Performance Goals (if any) have been met.

8.04 Rights Associated with Performance Shares and Performance Units. During the Performance Period, and unless any Award Agreement provides otherwise:

      [1] Employees may not exercise voting rights associated with their Performance Shares or Performance Units; and

      [2] No dividends or other distributions made or declared during the Performance Period will be paid with respect to any Performance Shares or Performance Units.

                         9.00 STOCK APPRECIATION RIGHTS

9.01 SAR Grants. Subject to the terms of the Plan and the Award Agreement, the Committee may grant Affiliated SARs, Freestanding SARs and Tandem SARs (or a combination of each) to Employees at any time during the term of this Plan.

9.02 Exercise Price. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price specified in the Award Agreement will:

      [1] In the case of an Affiliated SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date;

      [2] In the case of a Freestanding SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

      [3] In the case of a Tandem SAR, not be less than the Exercise Price of the related Option.

9.03 Exercise of Affiliated SARs. Affiliated SARs will be deemed to be exercised on the date the related Option is exercised. However:

      [1] An Affiliated SAR will expire no later than the date the related Option expires;

      [2] The value of the payout with respect to the Affiliated SAR will not be more than the Exercise Price of the related Option; and

      [3] An Affiliated SAR may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is larger than the Exercise Price of the related Option.

9.04 Exercise of Freestanding SARs. Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

9.05 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. However:

      [1] A Tandem SAR will expire no later than the date the related Option expires;

      [2] The value of the payout with respect to the Tandem SAR will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of a share of Stock subject to the related Option at the time the Tandem SAR is exercised; and

      [3] A Tandem SAR may be exercised only if the Fair Market Value of a share of Stock subject to the Option is larger than the Exercise Price of the related Option.

9.06 Settling SARs.

      [1] A Member exercising a Tandem SAR or a Freestanding SAR will receive an amount equal to:

            [a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by

            [b] The number of shares of Stock with respect to which the Tandem SAR or Freestanding SAR is exercised.

      [2] A Member will not receive any cash or other amount when exercising an Affiliated SAR. Instead, the value of the Affiliated SAR being exercised will be applied to reduce (but not below zero) the Exercise Price of the related Option.

At the discretion of the Committee, the value of any Tandem SAR or Freestanding SAR being exercised will be settled in cash, shares of Stock or any combination of both.

                                10.00 TERMINATION

10.01 Retirement. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Retires may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 12 months (three months in the case of Incentive Stock Options) beginning on the Retirement date (or any shorter period specified in the Award Agreement).

10.02 Death or Disability. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Terminates because of death or Disability may be exercised by the Participant or the Participant's Beneficiary at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 12 months beginning on the date of death or Termination because of Disability (or any shorter period specified in the Award Agreement).

10.03 Termination for Cause. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) if a Participant Terminates for Cause will be forfeited.

10.04 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 10.01 through 10.03 and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 90 days beginning on the date the Participant Terminates.

10.05 Limits on Exercisability/Forfeiture of Exercised Awards. Regardless of any other provision of this section or the Plan and unless the Committee specifies otherwise in the Award Agreement or the Company subsequently consents in writing, a Member who fails to comply with

Section 10.05[3]will:

      [1] Forfeit all outstanding Awards; and

      [2] Forfeit all shares of Stock or cash (including dividends held in escrow under Sections 7.04[2]) acquired or received by the exercise of any Award, lapse of any restrictions or attainment of any Performance Goals on the date of Termination or within 180 days before and 365 days after Terminating, including any amounts received under a cash settlement described in Section 4.04 but excluding amounts received as a consequence of a Change in Control as described in Section 11.00.

      [3] The forfeiture described in Sections 10.05[1] and [2] will apply if, within the time period described in Section 10.05[2] the Member "competes" with the Company or any Subsidiary. For purposes of this section, "compete" means:

            [a] Anywhere in the State of Ohio or in any other state in which the Company or any Subsidiary is conducting business when benefits are paid, the Member, without the written consent of the Company, provides advice with respect to, engages in or directly or indirectly supervises or assists the provision of any service or sale of any product that competes with any service or product of the Company or any Subsidiary; or

            [b] Anywhere in any state, the Member accepts employment with, the Member provides advice to, or engages in or directly or indirectly supervises or assists the provision of any service or sale of any product by any person, company, partnership, corporation or other entity that builds homes, develops land or otherwise competes with the Company or any Subsidiary in any market, city or area in which the Company or any Subsidiary conducts business when benefits are paid.

                             11.00 CHANGE IN CONTROL

11.01 Accelerated Vesting and Settlement. Subject to Section 11.02, on the date of any Change in Control:

      [1] [a] Each Option (other than Director Options) outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [i] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or, [ii] at the Committee's discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and the Fair Market Value of any fractional share of Stock will be distributed in cash, and [b] all related Affiliated and Tandem SARs will be cancelled. However, the Committee, in its sole discretion, may offer the holders of the Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00;

      [2] All Performance Goals associated with Performance Shares or Performance Units will be deemed to have been met on the date of the Change in Control, all Performance Periods accelerated to the date of the Change in Control and all outstanding Performance Shares and Performance Units (including those subject to the acceleration described in this subsection) will be distributed in a single lump sum cash payment;

      [3] All Freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment; and

      [4] All Restricted Stock will be released from escrow and distributed to the affected Employee (or any restrictions imposed on the distributed certificate removed).

11.02 Alternative Awards. Section 11.01 will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed or new rights substituted for the Award (collectively "Alternative Awards") by the Employee's employer (or the parent or a subsidiary of that employer) immediately after the Change in Control, provided that any Alternative Award must:

      [1] Be based on stock that is (or, within 60 days of the Change in Control, will be) traded on the Nasdaq National Market or a national securities exchange or system;

      [2] Provide the Employee (or each Employee in a class of Employees) rights and entitlements substantially equivalent to the rights, terms and conditions of each Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment, provided that such substitution of an Award will not constitute a modification, extension or renewal of any Award;

      [3] Have substantially equivalent economic value to the Award (determined at the time of the Change in Control) for which it is substituted; and

      [4] Provide that, if the Employee's employment is involuntarily Terminated without Cause or constructively Terminated by the Employee, any conditions on the Employee's rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award will be waived or lapse.

For purposes of this section, a constructive Termination means a Termination by an Employee following a material reduction in the Employee's compensation or job responsibilities (when compared to the Employee's compensation and job responsibilities on the date of the Change in Control) or the relocation of the Employee's principal place of employment to a location at least 50 miles from his or her principal place of employment on the date of the Change in Control (or other location to which the Employee has been reassigned with his or her written consent), in each case without the Employee's written consent but only if the material reduction or relocation occurs within 24 months after the Change in Control.

11.03 Director Options. Upon a Change in Control, each outstanding Director Options will be cancelled unless [1] the Stock continues to be traded on an established securities market after the Change in Control or [2] the Eligible Director continues to be a Board member after the Change in Control. In the situations just described, the Director Option will be unaffected by a Change in

Control. Any Director Option to be cancelled under the next preceding sentence will be exchanged [3] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option or [4] at the Committee's discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option and the Fair Market Value of any fractional share of Stock will be distributed in cash. However, the Committee, in its sole discretion, may offer the holders of the Director Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Director Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00.

11.04 Coordination of Change In Control Benefits. If the sum of the benefits received due to a Change in Control, as described in this section, and those provided under all other plans, programs or agreements between the Participant and the Company or any Subsidiary constitute "excess parachute payments" as defined in Code ss.280G(b)(1), the Company and or Subsidiary will either:

      [1] Reimburse the Participant for the amount of any excise tax due under Code ss.4999 (but not for any income taxes or additional excise taxes associated with this initial payment), if this procedure provides the affected Participant with an after-tax amount that is larger than the after-tax amount produced under Section 11.04[2]; or

      [2] Reduce the amounts paid to the Participant under this Plan so that his or her total "parachute payment" as defined in Code ss.280G(b)(2)(A) under this and any all other plans, programs or agreements between the Participant and the Company or Subsidiary will be $1.00 less than the amount that would be an "excess parachute payment," if this procedure provides the Participant with an after-tax amount that is larger than the after-tax amount produced under Section 11.04[1].

              12.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] the Nasdaq National Market or any securities exchange, market or other quotation system on or through which the Company's securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member's status as a "non-employee director" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Member, adversely affect any Award issued before the amendment, modification or termination.

                               13.00 MISCELLANEOUS

13.01 Assignability. Except as described in this section, an Award may not be transferred except by will or the laws of descent and distribution and, during the Member's lifetime, may be exercised only by the Member, the Member's guardian or legal representative. However, with the permission of the Committee, a Member or a specified group of Members may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Member is the settlor, or may transfer Awards (other than an Incentive Stock Option) to any member of the Member's immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Member's immediate family, any partnership or limited liability company whose only partners or members are members of the Member's immediate family or an organization described in Code ss.501(c)(3) ("Permissible Transferees"). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee [other than an organization described in Code ss.501(c)(3)] may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

13.02 Beneficiary Designation. Each Member may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Member's death. Each designation made will revoke all prior designations made by the same Member, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Member has not made an effective Beneficiary designation, the deceased Member's Beneficiary will be his or her surviving spouse or, if none, the deceased Member's estate. The identity of a Member's designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Member and will not be inferred from any other evidence.

13.03 No Guarantee of Employment or Participation. Nothing in the Plan may be construed as:

      [1] Interfering with or limiting the right of the Company or any Subsidiary to Terminate any Employee's employment at any time;

      [2] Conferring on any Participant any right to continue as an employee or director of the Company or any Subsidiary;

      [3] Guaranteeing that any common-law employee will be selected to be a Participant; or

      [4] Guaranteeing that any Member will receive any future Awards.

13.04 Tax Withholding.

      [1] The Company will withhold from other amounts owed to the Member, or require a Member to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Member (or if there are no other payments due to the Member), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

            [a] Thirty days after the settlement date; or

            [b] The date the Member remits the required amount.

      If the Member has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Member.

      [2] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Member to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

            [a] By having shares of Stock otherwise issuable under the Award withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

            [b] By delivering to the Company previously acquired shares of Stock that the Member has owned for at least six months;

            [c] By remitting cash to the Company; or

            [d] By remitting a personal check immediately payable to the Company.

13.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law or otherwise.

13.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

13.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the Nasdaq National Market or any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

13.08 Term of Plan. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the holders of at least a majority of the common shares issued and outstanding as of the record date for the first Annual Meeting occurring after the Board approves the Plan. Subject to Section 12.00, the Plan will continue until the tenth anniversary of the Effective Date.

13.09 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

13.10 No Impact on Other Benefits. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Member's rights under any other employee benefit plan.

13.11 Effect on Prior Plan. Upon shareholder approval of the Plan, the Prior Plan will terminate; however, all outstanding Awards at the time of termination will continue to be governed by the rights and terms of the Prior Plan until exercised or forfeited.

                                                                    Appendix III

                              DOMINION HOMES, INC.

     Proxy for the Annual Meeting of Shareholders to be held on May 6, 2003
           This Proxy is solicited on behalf of the Board of Directors

      The undersigned holder(s) of common shares, no par value ("Common Shares"), of Dominion Homes, Inc. (the "Company") hereby constitute(s) and appoint(s) David S. Borror and Terry E. George, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at the Embassy Suites Hotel at 5100 Upper Metro Place, Dublin, Ohio, 43017, on May 6, 2003, at 10:00 a.m., local time, and any adjournment or adjournments thereof, and to vote all of the Common Shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournments thereof:

1.    |_|   FOR election as Directors of all the nominees listed below (except as marked to the contrary below)*

2.    |_|   WITHHOLD AUTHORITY to vote for all nominees listed below


Class I Directors

Douglas G. Borror      Jon M. Donnell      Zuheir Sofia      C. Ronald Tilley

Class II Director

Carl. A. Nelson

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NAME OF THE NOMINEE IN THE LIST ABOVE.)

2.     |_|   FOR     |_|   AGAINST     |_|   ABSTAIN

Approval of the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity
Plan.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

                                    (Continued, and to be signed, on other side)


                                     III-1

(Continued from other side)

      WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. WHERE NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY, "FOR" THE APPROVAL OF THE DOMINION HOMES, INC. 2003 STOCK OPTION AND INCENTIVE EQUITY PLAN, AND, IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

      All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 6, 2003, Annual Meeting.


Dated:  __________________, 2003                  ______________________________
                                                  Signature of Shareholder(s)


Dated:  __________________, 2003                  ______________________________
                                                  Signature of Shareholder(s)

                                                  Please sign exactly as your
                                                  name appears hereon.
                                                  Executors, administrators,
                                                  trustees, guardians, attorneys
                                                  and agents should give their
                                                  full titles. If shareholder is
                                                  a corporation, sign in full
                                                  corporate name by authorized
                                                  officer. If shares are
                                                  registered in two names, both
                                                  shareholders should sign.
                                                  (Please note any change of
                                                  address on this proxy.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOMINION HOMES, INC. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



                                     III-2